Exhibit 10.20

633 Lowther Road Lewisberry, PA 17339 717-938-9323 | 717-938-9364 Fax	Purchase Order 005718-00 Vendor 000913

To :	Ship to :
MIKRON ASSEMBLY TECHNOLOGY	UNILIFE MEDICAL SOLUTIONS, INC.
562 Sable Boulevard	633 Lowther Road
AURORA CO 80011	Lewisberry PA 17339
United States
Phone (303)364-5222    Fax (303)364-5224

PO Date	Ship Via	FOB	Planner	Confirming to	Terms
11/12/2009	Best Way	YOUR PLANT	AFG	CHUCK MRAZ	SEE BELOW

Item	Facility / Part / Rev / Description / Details		Vendor Quantity	Promised Delivery	Vendor Unit Cost	Extended Cost
1	IBS Part No. — PAYMENT 1 Rev NS 25% with order	U/M EA
		Order Quantity	1.00000	11/16/2009	898,750.00000	898,750.00

	Purchasing Category : CAPITOL PURCHASES

	The invoice trigger for this line item is the Unilife purchase order. The payment terms for this line are net 30 days upon receipt of invoice.

2	IBS Part No. — PAYMENT 2 Rev NS 25% at Preliminary Design Review	U/M EA
		Order Quantity	1.00000	01/04/2010	898,750.00000	898,750.00

	Purchasing Category : CAPITOL PURCHASES

	The invoice trigger for this line item is meeting minutes posted from the Preliminary Design Review Meeting. The payment terms for this line are net 30 days upon receipt of invoice.

3	IBS Part No. — PAYMENT 3 Rev NS 20% at Final Design Review	U/M EA
		Order Quantity:	1.00000	02/01/2010	719,000.00000	719,000.00

	Purchasing Category : CAPITOL PURCHASES

	The Invoice trigger for this line item is meeting minutes posted from the Final Design Review Meeting. The payment terms for this line are net 30 days upon receipt of Invoice.

VENDOR COPY	Page # 1
Authorized Signature

Exhibit 10.20

633 Lowther Road Lewisberry, PA 17339 717-938-9323 | 717-938-9364 Fax	Purchase Order 005718-00 Vendor 000913

To :	Ship to :
MIKRON ASSEMBLY TECHNOLOGY	UNILIFE MEDICAL SOLUTIONS, INC.
562 Sable Boulevard	633 Lowther Road
AURORA CO 80011	Lewisberry PA 17339
United States
Phone (303)364-5222    Fax (303)364-5224

PO Date	Ship Via	FOB	Planner	Confirming to	Terms
11/12/2009	Best Way	OUR PLANT	AFG	CHUCK MRAZ	SEE BELOW

Item	Facility / Part / Rev / Description / Details		Vendor Quantity	Promised Delivery	Vendor Unit Cost	Extended Cost
4	IBS Part No. — PAYMENT 4 Rev NS 15% at FAT	U/M EA
		Order Quantity	1.00000	08/02/2010	539,250.00000	539,250.00

Purchasing Category : CAPITOL PURCHASES

The invoice trigger for this line item is the successful completion of the FAT at Mikron’s Denver location and the delivery of the FAT Report. This report will also trigger Unilife’s approval to ship. The payment terms for this line are net 30 days upon receipt of invoice.

5	IBS Part No. — PAYMENT 5 Rev NS 15% of SAT	U/M EA
		Order Quantity	1.00000	10/01/2010	539,250.00000	539,250.00

Purchasing Category : CAPITOL PURCHASES

The invoice trigger for this line item is successful completion of the SAT at Unilife’s manufacturing facility and the delivery of the SAT Report. The payment terms for this line are net 30 days upon receipt of invoice.

	The terms and conditions that have been mutually agreed to on 11 NOV 2009 between Mikron and Unlllfe apply to this order and are attached for reference. This order, with its mutually agreed upon terms and conditions, supersedes any prior or conflicting agreements, as well as any terms and conditions specified in Sellers invoicing.				Total Items Price Sales Tax Fixed Cost	3,595,000.00 0.00 0.00

	This order is based on Mikron Proposal D0409032, which was tendered in response to Unilife request for proposal to URS E001-01. Mikron Proposal D0409032 is an integral part of this order.				Total PO Price	US$3,595,000.00

This purchase order is for a system to automatically assemble Unilife’s RTFS Barrel Subassembly. The system is a pilot production line lo show the scalability of the product process for a future, high production line. Details of what the system entails, the requirements of the system and its necessary performance are defined in Mikron Proposal D0409032. The primary components being purchased are:

Pilot Line Cost $3,600.000*
Optional Component Costs:
Validation Documentation Assistance (Level 2) $175,000
Utilization of a redeployed G05 assembly cells (2) — $90,000 Each

Total $3,595,000

VENDOR COPY	Page # 2
Authorized Signature

Exhibit 10.20

633 Lowther Road Lewisberry, PA 17339 717-938-9323 | 717-938-9364 Fax	Purchase Order 005718-00 Vendor 000913
Purchase Order Status: OPEN

To :	Ship to :
MIKRON ASSEMBLY TECHNOLOGY	UNILIFE MEDICAL SOLUTIONS, INC.
562 Sable Boulevard	633 Lowther Road
AURORA CO 80011	Lewisberry PA 17339
United States
Phone (303)364-5222    Fax (303)364-5224

PO Date	Ship Via	FOB	Planner	Confirming to	Terms
11/12/2009	Best Way	OUR PLANT	AFG	CHUCK MRAZ	SEE BELOW

Item	Facility / Part / Rev / Description / Details	Vendor Quantity	Promised Delivery	Vendor Unit Cost	Extended Cost

*Note: This price includes a $200,000 partnership discount which has been extended to Unilife based on the assumption that a BSA Production Line order will be placed within 18 months of the BSA Pilot Line order placement. The partnership discount will be returned to Mikron in the event that an order is not received for a BSA production line within the allotted time frame.

Invoices will be sent to Gary Reynolds and Tim Spang by e-mail.

The project start date is 16 NOV 2009.

VENDOR COPY	Page # 3
Authorized Signature

Exhibit 10.20
TERMS AND CONDITIONS
1.0	OFFER AND ACCEPTANCE. This Order is an offer to purchase and is limited to the terms and conditions contained herein. Acceptance of this Purchase Order is expressly and exclusively made conditional on Seller’s assent to these terms and conditions. Any different or additional terms and conditions that may appear in Seller’s acknowledgement or acceptance shall have no effect. Unilife expressly objects to and rejects all inconsistent or additional terms and conditions and limitations contained on any of Seller’s forms or other writings. Seller may accept this order only by executing and returning to Unilife the acknowledgment copy hereof.

If Seller shall, instead of accepting this Order, ship any goods in response to this order, Unilife may at its sole election, either reject the tendered goods or treat such action as constituting acceptance and assent to the terms and conditions hereof. This order is based on Unilife RFQ and Seller’s fixed price, response which is incorporated herein by reference. If changes (Price or Delivery) are required to this order due to Unilife’s modifying the equipment requirement(s) Seller must provide a change request to Unilife’s Project Manager. Until Seller receives a modified User Requirements Specifications document and Change Order, equipment changes are not authorized by Unilife.

2.0	SHIPMENT. The shipment will be made to Unilife, DDP Lewisberry, Pennsylvania. The Seller is responsible for selecting the carrier and insuring that this earlier is a cost efficient proper shipment method. Unilife will pay the cost of Freight and Insurance upon receipt of a copy of the shippers invoice to the Seller. Unless requested by Unilife in writing priority shipment methods will not be utilized. Unless otherwise agreed to in writing by Unilife, prices on the face hereof include all charges for packing, and crating, and Seller is obligated to suitably pack, mark and ship all goods to prevent damage and to conform to requirements of common carriers. Unless Seller can repair the damage at Unilife’s facilities within a reasonable period of time and to Unilife’s reasonable satisfaction, Unilife shall have the right to return all freight damaged merchandise, freight collect, to Seller and receive full credit if the unit cannot be repaired in a reasonable time, unless said damage has been caused by the negligence of Unilife.

3.0	DELIVERY. Time is of the essence: Unilife selected Seller in part based on the delivery data in its response to the Unilife URS number E001-01 and the Seller response Proposal D0409032 which are an integral part of this Order. Deliveries that are not made on the date or dates specified will be subject to Section 14. (Liquidated Damages). Unilife will perform a Design Qualification (DQ) at Seller’s site validating that the equipment performs to their Proposal output specifications. Successful completion of this test authorizes Seller to ship product but does not acknowledge that Unilife will receive a system from Seller that meets the order requirements. The Seller will electronically (E-Mail or Fax) send a notice of shipment within five (5) working days of the date the equipment is shipped to Unilife. This notification may be an invoice but needs to include the appropriate shipment tracking information.

Exhibit 10.20
4.0	INSPECTION AND QUALITY CONTROL. Notwithstanding payment, passage of title, prior inspection or test, all items are subject to final inspection and acceptance or rejection at Unilife’s plant. Seller shall use an inspection system approved by Unilife in writing that is reviewed during the Design review at the Seller. Additionally, Unilife will at the design review provide the Seller with a high level overview of the DQ that will need to be completed. All inspection records relating to items covered by this order shall be available to Unilife during the performance of this order and shall be retained by Seller for three (3) years after final payment by Unilife. All items covered by this order may be inspected and tested by Unilife, its customers, designated affiliates, and the local, state and Federal government at all reasonable times and places during the period of Seller’s performance under this order. Seller shall provide, without additional charge, all reasonable facilities and assistance for such inspections and tests. The conditions of warranty, paragraph 6, are in addition to the conditions of this paragraph.

Design Qualification (DQ) testing will occur at Seller’s site as noted above. Successful DQ testing means that the product has passed short turn run-off requirements and Unilife authorizes Seller to ship the product. Production Qualification (PQ) testing will occur at the destination point after the equipment has been received and set-up by Seller. This set up process will occur within 10 business day of the date the equipment is received by Unilife. PQ testing will take a minimum of thirty (30) and a maximum of forty-five (45) days. Unilife will authorize final payment upon successful SAT as defined in Seller’s proposal.

5.0	INTELLECTUAL PROPERTY. Intellectual Property means any know-how, trade secrets, inventions (patented or unpatented), improvements, patent applications, designs, data, copyrights, trademarks, technology and information or advice, oral or in writing, and includes any material or products made to Unilife’s RFQ requirements hereunder. In the event Intellectual Property is created or developed pursuant to this Order, Seller agrees that all Intellectual Property arising out of Unilife’s Confidential Information or otherwise in connection with this Order, shall be the sole and exclusive property of Unilife. To the extent necessary, Seller shall assign all of its rights, title and interest in all Intellectual Property, including copyrights, created pursuant to this Order. Seller specifically authorizes Unilife to take all necessary action to evidence the transfer of such ownership rights from Seller to Unilife.

Exhibit 10.20
6.0	WARRANTIES AND LIABILITIES. Whether or not Seller is a merchant of goods, Seller warrants that all equipment provided by it: (i) shall be of good quality and workmanship and free from defects, latent or patent; (ii) shall strictly conform to all specifications, drawings and descriptions furnished, specified or adopted by Unilife; (iii) if, of Seller’s design, shall be free from design defects; (iv) shall be suitable and sufficient for their intended purposes; and (v) shall be free of any claim of any third party. NONE OF THE REMEDIES AVAILABLE TO Unilife FOR THE BREACH OF ANY OF THE FOREGOING WARRANTIES MAY BE LIMITED EXCEPT TO THE EXTENT AND IN THE MANNER AGREED UPON BY Unilife IN SEPARATE AGREEMENT SPECIFICALLY DESIGNATING SUCH LIMITATION AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF Unilife. NO LIMITATION ON LIABILITY OR ON DAMAGES FOR BREACH OF WARRANTY, BREACH OF CONTRACT, TORT OR OTHER LIABILITY SHALL APPLY, EXCEPT TO THE EXTENT AND IN THE MANNER AGREED UPON BY Unilife IN A SEPARATE AGREEMENT SPECIFICALLY DESIGNATING SUCH LIMITATION AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF Unilife. Except as specifically provided herein, Unilife limits liability of the Seller to $3,000,000.

Unilife’s inspection and/or acceptance of and/or payment of goods shall not constitute a waiver by it of any warranties. Unilife’s approval of any sample or acceptance of any goods shall not relieve Seller from responsibility to deliver equipment conforming to specifications, drawings and descriptions.

The warranty shall not apply to claims resulting from a failure of Unilife to operate the delivered goods in accordance with the written operation instructions provided by Seller, defective modifications or repairs undertaken by Unilife (unless same had been authorized by Seller), failure to use original Seller’s replacement parts (or parts approved by Seller) during the warranty period, or to the extent that Unilife does not give Seller an opportunity to remedy the defect itself. In addition, Unilife shall use its reasonable commercial efforts to prevent the damage from becoming more extensive once it is aware of the defect.

The warranty and liability do not extend to damage which has demonstrably been caused by reasonable and natural wear and tear, Unilife’s defective maintenance, Unilife’s failure to comply with Seller’s written operating or safety instructions, building or assembly work which was not performed by Seller, its vendors or its subcontractors.
6.1	Purchase Money Security Interest
6.1.1	Grant of Security Interest
6.1.1.1	Subject to the foregoing, Unilife hereby grants to Seller a security interest in and to the Equipment, and any and all additions, accessions and substitutions thereto or therefore (hereinafter called the “Collateral”) to secure Unilife’s payment for the Equipment (the “Obligations”). Unilife agrees to execute such documentation as may be reasonably required by Seller to further evidence and perfect such security interest, including without limitation financing statements. Unilife agrees that Seller can make whatever filings it reasonably deems necessary to perfect such security interest without Unilife’s signature, where allowed by applicable law. Upon payment in full, Unilife is hereby authorized, on Seller’s behalf, to execute and file such termination statements as it shall reasonably deem necessary to release such security interests.

Exhibit 10.20
6.1.1.2	Except for the security interest granted herein, Seller shall deliver to Unilife Collateral free from any adverse lien, security interest or encumbrances, and, until payment in full of the purchase price, that Unilife will defend the Collateral against all claims and demands of all persons at anytime claiming the same or any interest therein. The Collateral will be kept at Unilife’s address stated in this Agreement. Upon payment for the Equipment, Seller shall deliver a bill of sale to same as shall be acceptable to Unilife.

6.1.1.3	Until such time as there shall occur a payment default, Unilife may have possession of the Collateral and use it in any lawful manner, and upon such default Seller shall have the immediate right to declare all Obligations secured hereby immediately due and payable and shall have the remedies of a secured party under Article 9 of the Pennsylvania Uniform Commercial Code. Seller may require Unilife to assemble the Collateral and deliver or make it available to Seller at a place to be designated by Seller which is reasonably convenient to both parties. Expenses of retaking, holding, preparing for sale, selling or the like shall include Seller’s reasonable attorney’s fees and legal expenses, and shall be the responsibility of Unilife.
6.1.2	Intellectual Property
6.1.2.1	The Equipment provided herein contains and requires intellectual property (including the intellectual property of third parties) in order to operate, such as software, formulas, processes and know how (i.e., “Intellectual Property”). By selling Unilife the Equipment, Seller is not transferring legal or equitable title to any part of the Intellectual Property. However, Seller hereby grants to Unilife a non-exclusive, perpetual worldwide, royalty-free license to use the Intellectual Property so long as and only in connection with the use of the Equipment by Unilife and its successors and assigns, and only if Unilife is not in default in its Obligations to Seller (the “Mikron License”). The Mikron License is strictly limited to use with the Equipment and may not be utilized independently of the Equipment.

Exhibit 10.20
7.0	INDEMNIFICATION. Unilife shall indemnify, defend, and hold Seller harmless from and against all losses, costs, and expenses, including court costs and reasonable attorneys’ fees, for any claims, suits, judgments, demands, actions, or liabilities arising out of Unilife’s breach of any provision of the proposal or these Terms and Conditions of Sale by Unilife. Notwithstanding the foregoing, Unilife shall not be liable for damages in excess of the purchase price.

8.0	PATENT WARRANTY. Seller warrants that (i) neither the equipment furnished hereunder nor the sale or use thereof will infringe any United States or Foreign Letters Patent, trademark, copyright, or other proprietary or similar rights; (ii) Seller will, at its own expense, defend any suit that may arise with respect to any aforementioned infringement or allegation thereof; and (iii) Seller will indemnify and hold Unilife and/or its customers harmless from such loss and expense incurred on account of any alleged or actual infringement which indemnification shall not be subject to any of the monetary limitations set forth herein. Unilife shall promptly notify Seller of any such infringement claim made against it. The warranty provided here shall not apply to equipment to the extent such equipment comply with specifications furnished by Unilife.

In the event that the use of said equipment is enjoined, Unilife at its election may require Seller, at Seller’s sole cost and expense, to: (i) procure for Unilife, within thirty (30) days, the right to continue using said equipment or part; (ii) modify same so it becomes non-infringing; (iii) replace it with non-infringing equipment or part; or (iv) take back the equipment and refund Unilife’s purchase price.

9.0	INDEMNITY AND INSURANCE. Seller shall indemnify and hold Unilife and its officers and directors harmless, and at Seller’s expense, defend Unilife from all liability, loss and expense, or claims therefore, arising out of death or injury to any person or damage to any property, or any other damage or loss, by whomsoever suffered, resulting in whole or in part from any alleged or actual defect, whether latent or patent, in equipment sold to Unilife hereunder including without limitation actual or alleged improper construction or design or failure to comply with specifications, or from the actual or alleged violation by such goods (or their manufacture, possession, use or sale) of any Federal, state or local rule, regulation or governmental order, or from the failure of such equipment to comply with any express or implied warranty of Seller or with any of the provisions which govern Seller’s performance under this purchase agreement provided that this indemnity shall be null and void to the extent such liability, loss or expense, or claim(s) therefore, results solely from the negligence of Unilife. Except as specifically provided herein, Unilife limits liability of the Seller to Three Million Dollars ($3,000,000.00). Seller will obtain and maintain in force, at no expense to Unilife, product liability and completed operations insurance with a Vendor’s Endorsement, if appropriate, naming Unilife as an additional insured on the policy. Seller shall maintain products liability insurance coverage for a period from the date of this Order through the warranty period set forth in the Proposal (“Insurance Period”) in a minimum amount of one million ($1,000,000 USD) per occurrence and three million dollars ($3,000,000 USD) aggregate, with contractual liability endorsement, exclusive of defense costs. Seller shall supply Unilife a certificate of insurance evidencing such insurance upon request as part of the execution of this agreement and at such other times as Unilife shall request. Unilife shall at all times be named as an additional insured. Unilife is to be notified by the carrier at least sixty (60) days in advance if this insurance is amended, cancelled/terminated before the end of the aforesaid Insurance Period.

Exhibit 10.20
Seller represents and warrants that all installation and other service work by Seller shall be performed in a workmanlike manner using qualified and trained personnel. Seller shall at all times be responsible for its personnel while on Unilife’s premises, and shall ensure that such personnel follow Unilife’s guidelines and instructions. Seller shall defend, hold harmless and indemnify Unilife and its officers and directors from and against any claims of wrongful death, bodily injury or property damage in connection with or arising out of the negligence or willful misconduct of its personnel while on Unilife’s premises, as well as for all claims by third parties for death, physical injury or property damage caused by the negligence or willful misconduct of Seller generally, and such indemnification shall not be subject to any monetary limitations set forth herein.
10.0	PRICE, AND TAXES. Seller shall furnish the goods and services called for by this order in accordance with the prices and delivery dates stated on the face of this order. The equipment being ordered will be used in Production and is tax exempt. Unilife will, at Seller’s request, provide the appropriate Sale Tax Exemption form.

11.0	TOOLS. Unless otherwise specified, all necessary material or tools including dies, gauges, jigs or fixtures required to execute this order are to be supplied by Seller. If Unilife agrees to pay for or furnish any material or tools, dies, gauges, jigs or fixtures in connection with this order, said items shall be and remain Unilife’s property, and shall be used exclusively for Unilife unless Unilife directs otherwise in writing. Seller will account for said items and keep them fully covered by insurance at all times without expense to Unilife. It is understood and agreed that said items may be removed by Unilife at any time and shall not otherwise be disposed of by Seller without written permission from Unilife. Seller will maintain said tools and similar equipment in good working condition and will return them to Unilife on request or termination of the work for which they were furnished.

12.0	CHANGES. Unilife reserves the right at any time prior to shipment to make changes to: (i) the methods of shipment or packing, or (ii) the place of delivery. If any such change causes an increase or decrease in the cost of or the time required for performance of this purchase order, an equitable adjustment shall be made in the contract price or delivery schedule, or both. Any claim by Seller for adjustment under this clause shall be deemed waived unless asserted in writing within ten (10) business days from receipt by Seller of the change.

Exhibit 10.20
13.0	CANCELLATION AND REMEDIES. Unilife may cancel this order in whole or in part if: (i) Seller fails to make deliveries as provided herein; (ii) Seller breaches any other material term or condition herein; (iii) any material representation by Seller proves to have been false when made; or (iv) Seller is insolvent, a petition is filed for reorganization of Seller or for its adjudication as a bankrupt, Seller makes an assignment for benefit of creditors, and receiver or trustee is appointed for any of Seller’s assets or any other type of insolvency proceeding or formal or informal proceeding for the dissolution, liquidation, or winding up of affairs of Seller, is commenced. In the event of any breaches as described in (i-iv) above, Unilife shall have the right, in addition to its other rights: (i) to refuse to accept delivery of goods, at Unilife’s option, either recover all payments made therefor and expenses incident thereto or, at Seller’s expense, to receive replacement therefor, except that the rights set forth in this provision (i) shall not be available upon cancellation by Unilife because of the occurrence, alone, of any of the events set forth in (iv) above; (ii) to recover any advance payments to Seller for undelivered equipment; and (iv) to purchase elsewhere and charge Seller with any loss incurred as a result thereof. Upon cancellation as aforesaid, Unilife shall not have any liability to Seller, and Unilife and Seller will mutually agree upon payment of Seller’s actual costs for undelivered goods, in which event, such goods, whether in process or finished, and raw materials therefor, shall become Unilife’s property and shall be delivered to Unilife as herein provided. In no event shall Unilife be obligated to pay to Seller an amount greater than the price herein for said delivered and undelivered equipment in total.

14.0	LIQUIDATED DAMAGES: Unilife has eliminated all other bidders from consideration and placed this order in good faith based on the proposal provided by the Seller and discussion that all key elements (Price, Delivery and Equipment output) were achievable.
14.1	Pricing. This order is a (fixed Price- not to exceed) and increase to the Purchase order price will only occur if all items in section 1.0 are completed.
14.1.1	Delivery. The purchase price for Equipment that is not shipped due to or caused solely by seller or its contractors within ((20) business days) of the delivery date will be reduced by 1% of the total order and the percentage will increase by 1% for each additional five(5) business days until either the equipment is shipped, provided that the total reduction may not exceed 5%(five percent).

Exhibit 10.20
14.1.2	Equipment output. Unilife will not release for shipment equipment that does not pass the Design Qualification (DQ) testing at the Sellers site. If Seller determines that they cannot meet the specifications Unilife may consider releasing equipment if the Seller makes appropriate price adjustments. Delivery and Equipment output pricing adjustments may occur in tandum.

14.1.3	Any late delivery price adjustments imposed by Unilife shall be deemed to be liquidated damages and not imposed as a penalty. These charges are in addition to any other rights and remedies Unilife may have under other sections of this Agreement or applicable law.
15.0	ASSIGNMENT AND SUBCONTRACTING. Seller agrees not to subcontract for any complete or substantially complete materials and/or supplies called for by this order without the prior written consent of Unilife, unless the purchase is from an acknowledged industry leader (Example: Feeder Bowls) Seller may not assign this order or any rights under this order without the written consent of Unilife, and no purported assignment by Seller shall be binding on Unilife without such consent. No consent shall be deemed to relieve Seller of its obligations to comply fully with the requirements of this order.

16.0	COMPLIANCE WITH LAWS. In performance of this order, Seller shall comply with all applicable Federal, state and local laws, rules, codes and regulations for violation of which Unilife may be liable including particularly the requirements of the Fair Labor Standards Act of 1938, as amended, and any requirements for packaging, labeling, crating and registering for transportation. Seller agrees to indemnify Unilife, its customers and agents for any loss, damage or award sustained because of Seller’s noncompliance with this paragraph.

17.0	EQUAL OPPORTUNITY. (The following clause is applicable unless this order is exempt under the rules and regulations of the Secretary of Labor.) During the performance of this order, the Seller agrees as follows: (i) The Seller will not discriminate against any employee or applicant for employment because of race, color, religion, sex or national origin. The Seller will take affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex or national origin. Such action shall include but not be limited to the following: employment, upgrading, demotion or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other form of compensation; and selection for training, including apprenticeship. The Seller agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Unilife of the cognizant Government Agency Contracting Officer setting forth the provisions of this nondiscrimination clause; (ii) the Seller will not discriminate against any employee or applicant for employment because of physical or mental

Exhibit 10.20
handicap in regard to any position for which the employee or applicant for employment is qualified. The Seller agrees to take affirmative action to employ, advance in employment and otherwise treat qualified handicapped individuals without discrimination based upon their physical or mental handicap in all employment practices such as the following: employment upgrading, demotion or transfer, recruitment, advertising, layoff or termination; rates of pay or other forms of compensation, and selection for training, including apprenticeship; (iii) the Seller agrees to comply with the rules, regulations, and relevant orders the Secretary of Labor issued pursuant to applicable laws; (iv) the Seller will not discriminate against any employee or applicant for employment because he or she is a disabled veteran or veteran of the Vietnam era in regard to any position for which the employee or applicant for employment is qualified. The Seller agrees to take affirmative action to employ, advance in employment and otherwise treat qualified disabled veterans and veterans of the Vietnam era without discrimination based upon their disability or veterans status in all employment practices such as the following: employment upgrading, demotion or transfer, recruitment, advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship.

18.0	EXCUSABLE DELAYS. Neither of the parties shall be held responsible for any delay or failure in performance hereunder caused by fire, embargoes, acts of the government in either its sovereign or contractual capacity, civil or military authorities, acts of God or by the public enemy, or other causes beyond their control and without their fault or negligence, provided, that Seller furnish written notice to Unilife within Ten (10) business days of the time Seller first receives knowledge of the occurrence of any such cause which will or may delay Seller’s performance.

19.0	MISCELLANEOUS. Whenever Seller shall have in its possession any property of Unilife, Seller shall be deemed an insurer thereof and responsible for its safe return to Unilife.

Whenever Unilife has the right to demand of Seller adequate assurance of due performance, Unilife shall be the sole judge of the adequacy of assurance given by Seller. No delay or omission by Unilife in exercising any right or remedy hereunder shall be a waiver thereof of any other right or remedy. No single or partial waiver by Unilife thereof shall preclude any other or further exercise of any other right or remedy. All rights and remedies of Unilife hereunder are cumulative.

No course of prior dealings between Unilife and Seller and no usage of the trade shall be relevant to supplement or explain this Agreement.

This order and any agreement resulting herefrom cannot be modified or amended without the written consent of Unilife and Seller.

Exhibit 10.20
20.0	DISPUTES. The construction, interpretation and performance hereof and all transactions hereunder shall be governed by the domestic law of the Commonwealth of Pennsylvania. Seller hereby consents that all legal proceedings relating to the subject matter of this Agreement shall be maintained in the appropriate state or federal courts located within the city of Harrisburg, Pennsylvania, and consent that jurisdiction and venue for such proceedings shall be exclusively with such courts

21.0	CHANGE NOTIFICATION. Seller agrees that no deviations or changes in product, process, equipment, tooling or manufacturing locations will be made without prior written consent from Unilife.

Mikron Corporation Denver

Client:	Unilife Medical Solutions
Project:	RTFS Barrel Subassembly
Pilot Line
Proposal:	D0409032

Your contacts at Mikron:	Chuck Mraz
Regional Sales Manager
Mikron Corporation Denver
Phone 770-855-0666
Fax 720-858-2198
Email: chuck.mraz@mikron.com

Alex Hoffman
Applications Engineering Manager
Mikron Corporation Denver
Phone 720-858-2075
Fax 720-858-2198
Email: alex.hoffman@mikron.com

Mikron Corporation Denver
562 Sable Boulevard
Aurora, Colorado 80011
Tel: 1-303-364-5222
Fax: 1-303-364-5224
November 11, 2009
Mr. David Watson
Mr. Tim Spang
Unilife Medical Solutions, Inc.
633 Lowther Road
Lewisberry, PA 17339

RE:	RTFS Barrel Subassembly Pilot Assembly System Quotation D0409032
Gentlemen:
Based upon our recent discussions, we are pleased to present you with our revised proposal for the RTFS BSA Pilot Line.
We would like to reiterate our commitment to the partnership between Mikron and Unilife by listing some specific actions points which Mikron is willing to take beyond the normal scope of an assembly project:
•	Creation of the assembly equipment URS (with Unilife’s assistance),
•	Four weeks on site production assistance to be used at points agreed between Unilife and Mikron,
•	Continued Mikron product and assembly process input.
We assume that this proposal meets your expectations. Do not hesitate to give us a call if you have any questions about this proposal.
Sincerely,

Chuck Mraz	Alex Hoffman
Regional Sales Manager	Applications Engineering Manager

Mikron Assembly
Solution for the
Mikron Corporation Denver
Proposal D0409032
November 11, 2009

Table of Contents

1 Project Scope	7
1.0 Project Definition	7
1.1 System Technical Description	7
1.1.1 The Solution	7
1.1.2 Approach	7
1.2 Floor space required at Customer Location	8
1.3 Assembly System Output Rate	8
1.4 Schedule	8
1.5 Price	8
1.6 Payment Terms	9
1.7 Warranty	9
1.8 Customer Service and Support	10
1.9 Confidentiality	10
1.10 Proposal Revision	10

2 Project Definition	10
2.1 Assemblies (Variants)	10
2.2 Individual Piece Parts to be Assembled	10
2.3 Overall Design Assumptions for the Assembly Machine	11

3 Sequence of Operations and Technical Considerations	12
3.1 G05™, RTFS BSA Assembly System, D0409032	12
3.2 Assembly Pallet	33
3.4 Feeding Systems	33
3.5 Noise Level	34
3.5 Calibration	34

4 Installation	34
4.1 Packing	34
4.2 Installation supervision and final acceptance	34
4.3 Unspecified work outside Mikron’s Denver Facility	34

5 Information on Production Costs	35

6 Customer Responsibilities	36

7 Project schedule	37

8 Changes and deviations from Mikron standards	37
8.1 Changes during the project	37
8.2 Deviation from Mikron standards	37

9 Parts for testing and preliminary acceptance	38

A Appendix: Terms and Conditions of Sale	39
Quotation D0409032

B Appendix: GO5™ System Description	40
B.1 G05™ Overview	40
B.2 Pallet and traceability	47
B.3 Electrical and electromagnetic safety equipment	48
B.4 Safety devices for personnel protection	48
B.5 Informational only	48

C Appendix: GO5™ Control System	49
C.1 System Architecture	49
C.2 Operator Control Station	49
C.3 Machine Operation	53
C.4 Stations	55
C.5 Station Cams	58

D Appendix: Risk Management	73
D.1 Machine Downtime	73
D.2 Unplanned Production Stoppage	73
D.3 Planned Production Stoppage	73
D.4 Definition Of Effective Output	74
D.5 Quality And Cleanliness Of Parts	74

E Appendix: Mikron Assistance Beyond Installation	76

F Appendix: Project development description	77
F.1 Kick-off Meeting	78
F.2 Project reviews	78
F.3 Preliminary Design Review	78
F.4 Final Design Review	78
F.5 Certification tests	78
F.6 Pre-acceptance (FAT)	79
F.7 Final acceptance (SAT)	79
F.8 Debriefing	79

G Appendix: Customer Parts Control	80
G.1 Parts tracking	80
G.2 Parts use and stock control	80
G.3 Parts disposal	80
G.4 Confidentiality	80
G.5 General policy	80

H Appendix: Training	81
H.1 Basic training	81
H.2 Target audience	81
H.3 Development and contents	81
H.4 Additional training	81
H.5 Costs and organization	82
Quotation D0409032

I Appendix: Production assistance	83
I.1 Description	83

J Appendix: Customer Support	84
J.1 Hot-line	84
J.2 Remote maintenance	84

K Appendix: Documents	85
K.1 File No. 0 Transportation and installation instructions	85
K.2 File No. 1 standard information (2 copies)	85
K.3 File No. 2, specific information (3 copies)	85
K.4 File No. 3, supplier documentation (2 copies)	85
K.5 File No. 4, automation documentation (1 copy)	86

L Appendix: Spare parts	86
L.1 Delivery	86
L.2 List	86

M Appendix: Mikron quality policy	87
M.1 ISO 9001 Certification	87
Mikron ISO 9001 Certification—December 8, 2001	87
M.2 General principles	87

N Appendix: Construction Standards	87
N.1 OSHA Standard	87
N.2 Specific standards and rules	87

O Appendix: Mikron’s Validation Package	88
O.1 Mikron Quality Management	88
O.2 Validation Proposal	88
O.3 Assumptions	90
Quotation D0409032

1	Project Scope
1.0	Project Definition
Unilife Medical Solutions seeks a system to automatically assemble the RTFS Barrel Subassembly. Unilife Medical Solutions has a specific need for a pilot production line to show the scalability of the production process for a future, high production line.
1.1	System Technical Description
1.1.1	The Solution
Our solution is based upon usage of our standard equipment, the G05™, customized for your application. The G05™ is a robust high performance assembly solution that offers not only high speed of operation but also modularity, flexibility, and adaptability, which makes it unique in its field.
The G05™ uses a free flow pallet system to transport your parts within the assembly cell using a mechanical linear system to smoothly and accurately index the pallets through the assembly operations.
1.1.2	Approach
Our approach uses three different circuits to perform the required operations. Part transfer between the circuits is automatic. The three circuits are:
1.	Circuit 1-Bonding of the required parts to the Barrel,
2.	Circuit 2-Clean and siliconize the Barrel (customer provided),
3.	Circuit 3-Create the Needle S/A, mate it the Barrel and complete the test processes.
Quotation D0409032

1.2	Floor space required at Customer Location

Approximately	56.3 ft x 16.9 ft
See our layout drawing n° D04.09.032
1.3	Assembly System Output Rate

Machine speed:	approximately 65 indexes / minute
Value specified on the above referenced layout drawing is theoretical. The actual working speed may be different based on analysis during the build of the system.

Effective output:	at least 166 good parts / minute
This output is equivalent to the mean production of parts taking into account machine downtime, not considering stoppages due to production control. Refer to Appendix D.4 for the definition of the calculation of Effective Output.
1.4	Schedule
Maximum 42 weeks to FAT performance run readiness after receipt of a signed purchase order, completion of the kick off meeting, receipt of the agreed to specifications, drawings, component parts and resolution of all technical issues.
Note:	This schedule includes validation documentation assistance activities.
1.5	Price
The price of the G05™ system for automatic assembly of the Barrel Subassembly, as described within this proposal including packing, installation supervision and commissioning is:

Pilot Line Total Cost		$3,590,000	*

Production Line Total Cost	≈$	4,700,000	**
Note:	The cost for shipping and insurance for transport of the equipment from Mikron to the customer facility are not included in the above listed prices.

Optional Component Costs:
Validation Documentation Assistance (Level 2)		$175,000
Utilization of a redeployed single module G05 assembly cell	-$	90,000 Each	***

*Note:	This price includes a $200,000 partnership discount which has been extended to Unilife based on the assumption that a BSA Production Line order will be placed within 18 months of the BSA Pilot Line order placement. The partnership discount will be returned to Mikron in the event that an order is not received for a BSA production line within the allotted time frame.
Quotation D0409032

**Note:	This price is an estimate (+/- 5%) for the production line based on proposed layout D02.09.037. The price for the production line is subject to change based on the realization of the pilot line project and subsequent discussion with Unilife.

***Note:	At the time of this proposal, Mikron has two previously owned single module G05 single module assembly cells available on a first come, first served basis. The cells are in extremely good condition and will be sold with a full Mikron warranty.
Subsequent Production Line Pricing Schedule
Following is the pricing schedule for subsequent orders placed for Production Lines. This pricing schedule is based on a negotiated price for the first production line which is currently assumed to be $ 4.7 Million +/- 5%.

Pricing
Production Line	Discount
Production Line #1	Baseline
Production Line #2	-8%
Production Line #3	-10%
Production Lines #4 & #5	-12%

Note:	The pricing discount is non cumulative.
1.6	Payment Terms
25% of Total Contract Price with Purchase Order
25% of Total Contract Price at Preliminary Design Review
20% of Total Contract Price at Final Design Review
15% of Total Contract Price at Acceptance Test at Mikron (FAT)*
15% of Total Contract Price at Acceptance Test at customer’s production facility (SAT)**

*Note:	This progressive payment milestone to modified to “20% of Total Contract Price at Acceptance Test at Mikron (FAT)” for subsequent BSA production lines.

**Note:	This progressive payment milestone to modified to “10% of Total Contract Price at Acceptance Test at customer’s production facility (SAT)” for subsequent BSA production lines.
1.7	Warranty
24 months, beginning at the successful demonstration of 85% OEE during a successful SAT performance run. The efficiency calculation shall be agreeable to both parties.
Quotation D0409032

1.8	Customer Service and Support
A special phone number is reserved for our customers who need to reach us after office hours, on Saturdays and Sundays, and during public holidays.
Machine remote connection by modem enables fast diagnosis of your control system.
1.9	Confidentiality
Customer confidentiality is an integral part of our corporate culture. Your competitive edge is also ours. All files are managed anonymously to guarantee optimum discretion.
1.10	Proposal Revision
This proposal supersedes all previous proposals and such previous proposals are null and void unless otherwise specified in this proposal.
2	Project Definition
2.1	Assemblies (Variants)
This proposal is based on your drawings/samples of the following:

No.	Description	Sample	Drawing No.	Rev.	Date
1	Barrel Subassembly, RTFS, 27 Ga.	No	—	—	—
2	Barrel Subassembly, RTFS, 29 Ga.	No	—	—	—
2.2	Individual Piece Parts to be Assembled
The following parts are to be assembled and tested for the Barrel Subassembly.
This proposal is based on your drawings/samples of the following:

No.	Description	Sample	Drawing No.	Rev.	Date
1	Glass Barrel RTFS	No	02-0011	00A	03-Sept-09
2	Needle Retainer RTFS	No	02-0013	00A	03-Sept-09
3	Ejector Ring RTFS	No	08-0009	00A	03-Sept-09
4	Needle Overmold 27G Subassembly RTFS	No	08-0007	00A	03-Sept-09
5	Needle Seal RTFS	No	02-0015	00B	03-Sept-09
6	Release Ring RTFS	No	02-0012	00A	03-Sept-09
7	Needle Shield RTFS	No	—	—	—
8	Loctite 3924 adhesive	No	Per Material specification	—	—
9	Silicone Lubricant	No	Per Material specification	—	—
Quotation D0409032

2.3	Overall Design Assumptions for the Assembly Machine
This proposal is based on the following assumptions:
2.3.1	All parts will be delivered clean, not broken, not improperly bent, dry, and free of burrs, flashes and voids.

2.3.2	All parts will be delivered and feedable as defined in the customer part drawings and within stated tolerances. Mikron can not guarantee the correct assembly of components which are not within specification.

2.3.3	The design and fabrication of the feed systems is primarily based on customer sample parts provided and secondarily on customer drawings tolerances. (Note: the drawings will identify critical dimensions). It will be critical for components used for the debug and acceptance of the feed systems to reflect the true range of tolerances which will be present in the production components. A mutually agreeable solution will be found to reduce the possibility of a problem of this nature occurring and to find a solution if a problem does occur.

2.3.4	No up to date specification document was available from Unilife at the issuance of this proposal. Based on changes to the project scope, Mikron considers Unilife URS E001-01 rev 00A to be a compromised document. Mikron is proceeding under good faith in certain areas. Mikron assumes that Unilife will fairly negotiate project scope and cost changes based on project information which becomes available during the progression of the project.

2.3.5	Production (Revision 3) parts were unavailable at the time of issuance of this proposal. Both parties are proceeding under mutual good faith relating to the part handling characteristic of the components. Mikron assumes that Unilife will fairly negotiate project scope and cost changes caused by analysis of the realized sample and production parts.

2.3.6	Mikron has listed assumptions where required within the station descriptions. If the assumptions listed are not correct requiring changes to the costs or scope of the project, these changes will be discussed with Unilife with potential pricing changes to the project to be passed along to Unilife.

2.3.7	No specific test data collection (for example from flow test or shear test stations) is foreseen as part of this proposal.

2.3.8	Production information can be easily extracted from the machine controller but no format for the export of this information has been defined with Unilife. The format of this information will be defined at a later point and it will be Unilife’s responsibility to manipulate the extracted information.

2.3.9	Mikron assumes that the barrel cleaning and siliconization equipment will be shipped to Mikron Denver for the debug of the line. Mikron is not responsible for the shipping costs of the Groninger equipment to or from Mikron nor the additional project costs if Unilife decides to not ship the Groninger to Mikron Denver or if this equipment is not available at the required time in the project schedule.
Quotation D0409032

2.3.10	This proposal does not encompass the purchase of the Barrel siliconization and cleaning equipment nor the packaging equipment. This proposal includes mechanical integration of the Groninger conveyors to cell 1 and cell 2 of the line as well as basic line control communications between the Mikron cells and the Groninger equipment. Also included are assistance with placement and set-up of the Groninger equipment at the Mikron and Unilife facilities but Mikron is not responsible for the specific set-up, installation or debug of the Groninger at either facility. Mikron will provide an operator to run the Groninger equipment during debug but will not be responsible for the Groninger equipment.

Note:	If the assumptions stated within this proposal prove not to be valid, modification of the project schedule and/or costs will need to be discussed a mutually agreeable resolution found.
3	Sequence of Operations and Technical Considerations
3.1	G05™, RTFS BSA Assembly System, D0409032
Mikron’s quoted concept consists of three Single-Module G05™ automated production cells and associated additional equipment and conveyors.
Each pallet has a dimension of approximately 120 mm x 120 mm square. The pallets translate approximately 60 mm each machine index and are tooled with two nest positions. This non standard pallet/indexing configuration effectively means that each pallet operates as two pallets.
Circuit 1 will be located within an ISO Class 8 clean room while Circuit 3 will be located within a ISO Class 7 clean room.
The RTFS Barrel Subassembly is produced at the rate of at least 166 good parts per minute utilizing two operators also functioning as material handlers for filling the feeding systems. This estimate for the operator requirements assumes that operators are able to access all areas of the line which in this case, is not entirely correct due to clean room separation. The number of machine operators need to be discussed with Unilife.
Yearly output based on 7 working days a week, 50 weeks a year and 70% OEE is:
•	8 hrs/day, approx. 22.9 Million good parts.
•	16 hrs/day, approx. 45.8 Million good parts.
•	24 hrs/day, approx. 68.8 Million good parts.
The assembly sequence for circuit 1 starts at cell 1, station 8. Cell 1 indexes from right to left.
Quotation D0409032

Circuit 1; Cell 1, Module 1, G05™-60	3 X 65 indexes per minute

ST	Nest	Operation

1	1 & 3	Perform shear test on Release Ring/Barrel Bond and Needle Retainer/Barrel Bond.

The shear test is performed as follow:

1. The pallet Barrel centering grippers are opened via a pneumatic motion located behind the pallet.

2. The pallet posts are raised slightly via a cam driven motion from below the pallet suspending the Barrel S/As on the bottom surface of the Needle Retainers.

3.   A cam driven vertical motion head with three independent contact probe assemblies approaches the pallet from above and makes contact with the upper surface of the flange feature on the Release Ring.

4. A fixed down force is applied to the upper surface of the Release Rings subjecting the Release Ring/Barrel and Needle Retainer/Barrel glue bonds to shear loads.

5. Shear bond failure is indicated by the deflection of any of the probe heads as check by optical sensors.

The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.

Note: Shear load of the test remain to be defined but will be in the 100 to 400 N range per assembly.

Note: The test is proposed is a go/no-go test that is no specific force data will be measured or recorded. Verification of the test heads remains to be defined. A mutually agreeable set-point verification method will be found for this station but the manufacture/purchase of the verification hardware is not included as part of this proposal.

Note: A failed bond is indicated by relative motion between the Barrel, Needle Retainer and/or Release Ring as indicated by an optical sensor. It is assumed that this is a reliable way to test the bond strength but this remains to be verified.

Note: The design of the interface between the post nest and the Needle Retainer remains to be determined. The best location to support the Needle Retainer in a way that the required load can be applied to the Needle Retainer remains to discussed with Unilife.

Note: If the cooling/temperature of the assemblies or the timing of the shear test after the UV curing process is not sufficient to allow the components to be effectively tested at this station, a mutually agreeable solution will be found with Unilife.
Quotation D0409032

ST	Nest	Operation

2	2	Perform shear test on Release Ring/Barrel Bond and Needle Retainer/Barrel Bond.

		See station cell 1 station 1 description.

3	1 & 3	Offload incomplete and reject assemblies to random bulk.

		Incomplete and reject assemblies are unloaded into a chute and transferred to a box or bin without orientation.

		Transfer and unloading of the part is carried out with an independent cam-driven pick and place unit. The part is gripped with an air operated grip head. The grip fingers are made of plastic or stainless steel.

		The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.

4	2	Offload incomplete and reject assemblies to random bulk.

		See station cell 1 station 3 description.

5&6	1-3 ->	Invert & offload good assemblies to transfer conveyor (alternating machine cycles).

		Good assemblies are:

		1. Picked from the pallet and placed to an intermediate nest,

		2. Inverted at the intermediate nest to the distal end down orientation,

		3. Picked from the intermediate nest and placed to the free transfer conveyor (hanging from the Release Ring),

		4. Transferred on the free conveyor to Circuit 2 (Barrel washing and Siliconization).

		The transfer and the unloading of the parts from the pallet to the puck is with of a standard, independent, cam-driven pick and place unit equipped with a pneumatic rotating device. The parts are gripped with an air operated grip head equipped with 6 grip fingers. The grip fingers are made of plastic or stainless steel.

		Inversion of the assemblies at the intermediate nest is accomplished via a gang gripper assembly rotated by a pneumatic rotary actuator.

		These stations operate at one half the cycle rate of the machine meaning that potentially, six good assemblies are offloaded every other machine cycle.
Quotation D0409032

ST	Nest	Operation

The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.

7	1-3	Check empty nest and vacuum clean.

Empty pallet check is carried out with a standard inspection unit fitted on the common rise and fall bar. This unit is equipped with an inductive switch. The system accuracy is ±0.5mm (0.02”) providing the ability to sense a particle of thickness of 1 mm or larger present on the pallet nest. The probe is made of plastic or stainless steel.

During the down-stroke of the probe, vacuum is applied in order to remove foreign debris. If detectable foreign material remains on the pallet, the machine will immediately stop. A manual intervention from the operator will be necessary to restart the machine.

Note: Unilife will provide a vacuum source and particle collection unit for use with this station.

8	1-3	Bowl feed and load 3 Release Rings. Circuit 1 Process Start.

Parts are fed (large diameter counter bore facing up, without radial orientation) from a vibrating bowl feeder. The feeding system consists of:

• 1 vibrating circular bowl

• lane vibrating linear track equipped with min-max sensors

• 1 low level indicator light

• 1 plate mount hopper

• 1 pneumatic escapement

The transfer and the loading of the part is carried out with an independent cam-driven pick and place unit. The parts are gripped with an air operated grip head equipped with 3 gripping fingers. The grip fingers are made of plastic or stainless steel.

The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.

9	1-3	Check presence and position of Release Rings.

The presence and position check is carried out with a standard differential inspection unit fitted on the common rise and fall bar. This unit is equipped with an inductive switch. The system accuracy is ±0.5mm (0.02”). The probe is made of plastic or stainless steel.
Quotation D0409032

ST	Nest	Operation

10	1-3	Bowl feed, surface treat and load 3 Needle Retainers.

Parts are fed (legs down with legs leading and trailing) from a vibrating bowl feeder. The feeding system consists of:

• Vibrating circular bowl

• lane vibrating linear track equipped with min-max sensors

• Low level indicator light

• Pneumatic escapement

Needle Retainers are corona surface treated while on the linear tracks (one electrode set for each track). The corona surface treatment systems includes:

• sets of treatments electrodes

• Corona treatment generator

• High voltage transformer

• Ozone extraction and treatment unit

• Interlocked safety enclosure

The transfer and the loading of the part is carried out with an independent cam-driven pick and place unit equipped with a pneumatic rotary device. The parts are gripped with an air operated grip head equipped with 3 gripping fingers. The grip fingers are made of plastic or stainless steel.

11	1-3	Check presence and position of Needle Retainers.

The presence and position check is carried out with a standard differential inspection unit fitted on the common rise and fall bar. This unit is equipped with an inductive switch. The system accuracy is ±0.5mm (0.02”). The probe is made of plastic or stainless steel.

12&13	1-3	Feed Barrels from trays and load to a puck transfer system. Transfer Barrels to G05 machine and load to 6 Barrels dispense station. Apply adhesive to outside of Barrels and load 6 Barrels to Pallet (alternating machine cycles).

The Barrels are:

1. Picked 20 at a time from trays, rotated to the vertical orientation (distal end up), pitch adjusted and placed to pucks,

2. Transferred on the puck conveyor system from the palletizer unit into the G05 cell,

3. Picked 6-up from the pucks and placed to an intermediate dispensing station (alternating machine cycles),

4. Rotated to a constant velocity and adhesive applied to the outside diameter (alternating machine cycles),

5. Picked 6-up from the dispense station and placed to the pallet (alternating machine cycles).
Quotation D0409032

ST	Nest	Operation

The palletizer operation involves 4 working positions with a conveyor to move trays from position 1 through position 4:

1. De-stacker for full trays where one tray is isolated from the bottom of the stack.

2. Rotate station to rotate trays 180 degrees about the vertical axis if necessary (trays in alternating orientations).

3. Load position where the gantry robot loads parts to pucks from trays.

4. Restacker where empty trays are re-stacked.

Parts are transferred to the machine by free pucks on a conveyor loop. Pucks are individually isolated and released by pneumatic actuator at each end. Empty pucks are recirculated back to the palletizer unit.

The palletizer consists of:

• 2 horizontal belt conveyor for tray transfer,

• Pneumatic indexing and lift system,

• Vertical de-stacker for full trays,

• Vertical stacker for empty trays,

• 3-axis gantry robot with 20 gripping heads,

• Pitch adjustment mechanism,

• 2 queuing conveyors for empty and full trays stacks

The transfer of the parts from the puck to the dispensing station and from the dispensing station to the pallet is with of a standard, independent, cam-driven pick and place unit. The parts are gripped with an air operated grip head equipped with 12 grip heads. The grip fingers are made of plastic or stainless steel.

A single dispense tip applies a constant diameter bead to the outside diameter of each Barrel. Total bead dispense volume is estimated to be approximately 0.0016 CC per Barrel.

The adhesive dispensing station is comprised of:

• 6 rotating parts nests driven by a common motor,

• 6 dispense tips mounted to a common pneumatically actuated gang advance mechanism,

• 6 servo driven positive displacement dispense valves (one to feed each dispense tip),

• Bulk feed system to feed all six dispense valves with air bubble purge valving (for container change-out),

• Automatic material container low level sensing.

A pneumatically actuated purge pan/light shield will automatically activate under certain conditions allowing for auto purge dispense and protecting the dispense tips from ambient light.

Quotation D0409032

ST	Nest	Operation

The placement height of the Barrel to the pallet will be reference to the distal tip of the barrel.

The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.

Note: The tray design needs to be verified and compatibility confirmed with the automatic tray palletizer system. It is assumed that 20-up “Rondo” style trays will be used stacked in an alternating pattern. It is assumed that the trays will be of sufficient quality to allow for automatic handling.

Note: It is assumed that the material will stay in place on the outside diameter of the Barrel during handling. Material dispense and quality testing are required for this process.

Note: The adhesive material container remains to be defined. Preferred options include 20 or 32 ounce cartridges The use of an alternative material container could affect the ability of the machine to easily indicate a material low condition. Mikron proposes a joint discussion with the material supplier and Unilife to investigate the possibility of receipt of material in different package for easier handling.

Note: The palletizer system can be located in a separate room to that where cell 1 is located. It is assumed that the required conveyor will be straight and not more than 12 feet in length otherwise additional project costs and could be incurred. Estimated additional cost per foot is $500 which includes the cost to the transfer pucks and the conveyor.

Note: Due to the proposed design of the station, a three Barrels must be loaded to the pallet that is it will be not possible to load only one or two Barrels to a pallet in the event that a pallet enters the station and not all of the nest location have a good status. Mikron will work with Unilife to determine how to handle the Barrel loading station in the event that an incoming pallet does not have a complete good nest load.

Note: Due to the proposed design of the station, either three or zero Barrels must be loaded to the pallet at a time that is it will not possible to load a partial pallet. Mikron will determine with Unilife how to handle the Barrel loading station in the event that an incoming pallet has a mixed pallet status.

14	1-3	Check presence and position of Barrels.

The presence and position check is carried out with a standard differential inspection unit fitted on the common rise and fall bar. This unit is equipped with an inductive switch. The system accuracy is ±0.5mm (0.02”). The probe is made of plastic or stainless steel.
Quotation D0409032

ST	Nest	Operation

15	1-3	Apply adhesive to Needle Retainer/Barrel interface.

Two dispense tips apply a specific volume of adhesive to two of the four material channels on each of the Needle Retainers. Material dispense volume is estimated to be approximately 0.008 CC per assembly.

An adhesive dispensing system is provided consisting of:

• 6 dispense tips fed each from a single positive displacement dispense valve

• Bulk feed system to feed all six dispense valve with air bubble purge system (for container change-out)

• Automatic material container low level sensing

The vertical of the dispensing tips is carried out with a cam-driven vertical motion unit.

A pneumatically actuated purge pan/light shield will automatically activate under certain conditions allowing for auto purge dispense and protecting the dispense tips from ambient light.

Note: Mikron recommends that a lower viscosity adhesive be selected than that of Loctite 3924. The lower viscosity adhesive will allow for proper material flow-out and reduce the potential entrapment of air bubbles/voids. Material dispense and quality testing are required for this process. The results of the testing could require process changes to the line and additional project cost. Loctite 3921 or 3922 are good potential candidates for the replacement of 3924 offering lower viscosity (80 to 440 cP versus 800 to 1400 cP) with similar mechanical and cure properties. Material selection needs to be discussed with the material manufacturer and Unilife and testing performed. Mikron proposes a joint discussion with the material supplier and Unilife to investigate the possible use of a different adhesive for this process.

Note: The adhesive material container remains to be defined. Preferred options include 20 or 32 ounce cartridges. The use of an alternative material container could affect the ability of the machine to easily indicate a material low condition and could result in an increase in the project cost. Mikron proposes a joint discussion with the material supplier and Unilife to investigate the possibility of receipt of material in different package for easier handling.

16	-	Open (Available for additional dispense station)
Quotation D0409032

UV Cure Adhesive
The adhesive is cured within a UV cure tunnel located on the return conveyor. The UV cure system includes the following features:
•	Four Fusion Model F300SQ Quick restart module UV lamp units
•	Fume extraction system
•	Safety guarding system
•	High temperature conveyor belt system with tunnel clearance sensor
Note:	It is assumed that six seconds of exposure time will be sufficient to cure the material based on the part and pallet design and available line of sight. This remains to be verified and could be affected by a change of adhesive material. Additional UV time requirement could result in an increase in the project cost.
Circuit 2
The washing and interior siliconization of the Barrel S/A is performed at circuit 2.
Note: The equipment in Circuit 2 including the transfer conveyor is supplied by Unilife.
Circuit 3
The assembly sequence for circuit 1 starts at cell 3, station 10. The assembly sequence for circuit 3 starts at cell 3, station 10. Cell 2 and 3 index from left to right.
Quotation D0409032

Circuit 3; Cell 2, Module 1, G05™-60	3 X 65 indexes per minute

ST	Nest	Operation

1	A	Bowl feed and load 3 Ejector Rings.

The Ejector Rings are loaded as follows:

1. Ejector Rings are fed from a vibratory bowl feed via a linear track then isolated at the end of the feeder tracks,

2. Ejector Rings are picked from the isolator and lifted upward vertically to the NOM,

3. A centering gripper centers the NOM Needles,

4. The Ejector Rings are placed over the end of the Needles,

5. The centering grippers open and retracts of the way,

6. Support heads located on a cam drive vertical motion unit support the top of the Seal from above,

7. The Ejector Rings are fed upward onto the NOM.

The Ejector Rings Parts are fed (flange up side to side without orientation) from a vibrating bowl feeder. The feeding system consists of:

• 1 vibrating circular bowl

• 3 lane vibrating linear track equipped with min-max sensors

• 1 low level indicator light

• 1 pneumatic escapement

The transfer and the loading of the part is carried out with an independent cam-driven pick and place unit. The parts are gripped with an air operated grip head equipped with 3 gripping fingers. The grip fingers are made of plastic or stainless steel.

The centering grippers are mounted onto a cam driven horiztonal motion unit. The Seal support heads are mounted to a cam driven vertical unit.

2	A	Press NOM Subassemblies to compression point in nest A.

The NOM Subassemblies are pressed to the compression point within pallet nest A via a cam driven vertical motion unit fitted with three press heads.

3	A	Check Ejector Ring presence and position.

The presence and position check of the Ejector Rings is performed using a Cognex Checker vision unit. The position of the Ejector Rings will be checked in relation to features on the NOM.
Quotation D0409032

ST	Nest	Operation

4	A	Offload category 1 reject and incomplete NOM Subassemblies.

Reject NOM S/A are pushed through the pallet nest A to a reject chute via individually pneumatically actuated ejection heads mounted to a common cam driven vertical motion unit. The reject chute is extended via a pneumatic horizontal motion. Confirmation of the ejection of reject NOM S/A is accomplished via sensors which confirm the complete stroke of the ejection heads through the pallet nest A.

5	->1B	Feed Glued Barrels from Circuit 2 on transfer conveyor and load to pallet.
->3B

The Barrels are:

1. Fed from Circuit 2 on a free conveyor hanging from the Release Ring,

2. Pitch adjusted to match the pallet pitch using a servo controlled scroll (screw) system,

3. Picked from the scroll system and placed to the pallet.

The transfer of the parts from the scroll to the pallet is accomplished via a standard, independent, cam-driven pick and place unit. The parts are gripped with an air operated grip head equipped with grip heads. The grip fingers are made of plastic or stainless steel.

The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.

Note: It is assumed that the Glued Barrels received from Circuit 2 will be sufficiently dry for handling and further processing in Circuit 3.

6	->2B	Feed Glued Barrels from Circuit 2 on transfer conveyor and load to pallet.

See station cell 2 station 5 description.

7	B	Check presence and position of Glued Barrels.

The presence and position check is carried out with a standard differential inspection unit fitted on the common rise and fall bar. This unit is equipped with an inductive switch. The system accuracy is ±0.5mm (0.02”). The probe is made of plastic or stainless steel.
Quotation D0409032

ST	Nest	Operation

8	1A->1B	Transfer Needle S/A from pallet nest A to pallet nest B (Barrel).

	3A->3B	The transfer of the Needle S/A to the Barrel is performed as follows:

1. The pallet is indexed into position at the station.

2.    The bottom of the Barrel is engaged with a centering bushing/bottom pedestal. The vertical positioning of the barrel is controlled by the centering bushing/bottom pedestal. The centering bushing/bottom pedestal motion is via a cam driven vertical motion.

3.    The guide sheath is inserted into distal end of the barrel past the Needle Retainer features. The guide sheath moves upward through Barrel until it protrudes above the proximal end of the barrel. The guide sheath motion is via a cam driven vertical motion.

4.    The Needle centering gripper assembly moves horizontally into position in reference to the guide sheath and the Needle (which is suspended above in nest 2). The center gripper motion is via a cam driven and horizontal/vertical unit.

5. The pneumatic centering gripper assembly closes centering the Needle to the guide sheath.

6. The centering gripper, Barrel and guide sheath move upward slightly engaging the end of the guide sheath to the Needle.

7. The centering gripper opens and retracts horizontally out of the way.

8. Barrel is lifted upward vertically to a position just below the pallet nest 2.

9.    The Needle S/A is inserted to the Barrel by the insertion head which approaches the Needle S/A from above and presses it into the Barrel. The guide sheath motion is via a cam driven vertical motion.

10. The insertion head, guide sheath and centering bushing/bottom pedestal all retract vertically out of the way allowing the pallet to index to the next station.

Note: The Needle S/A is inserted only approximately 70% of the way into the Barrel. A separate operation will insert the Needle S/A to the final position in the Barrel.

9	2A->2B	Transfer Needle S/A from pallet nest A to pallet nest B (Barrel).

See station cell 2 station 8 description.

10	-	Open.

11	B	Press Needle S/A to depth and check final position of Needle S/A.

The pressing of the Needle S/A to depth is performed by a vertical cam driven motion fitted with three press heads. The press heads will drive to a position as referenced by the top of the Release Ring.

The presence and position check is carried out with a standard differential inspection unit fitted to the vertical cam driven motion unit. These units are equipped with inductive sensors. The system accuracy is ±0.5mm (0.02”). The contact probe is made of plastic or stainless steel.
Quotation D0409032

ST	Nest	Operation

12	B	Vision inspect Needle Tips.

The inspection of the Needle Tips is performed as follows:

1. The components are indexed into the station on the pallet,

2. Centering grippers advance and close on the Needles centering the Needles to the camera field of view and blocking off ambient light from the inspection chamber.

3. The inspection of the Needle tips is performed with 3 vision cameras.

The centering grippers are moved via a horizontal cam driven motion. The centering grippers are pneumatically actuated.

The vision inspection equipment is comprised of:

• Vision cameras fitted with telecentric lenses

• Front mounted ring lights

• Monitoring PC (shared with cell 2, station 14)

Note: Please see the PoP Summary Report dated 9-27-09 for the anticipated capabilities of the vision inspection system. Vision testing was performed with the limited components available and with one of the two variants.

Note: Hooked needle tips are the most likely failure mode for the NOMs and hooked needles tips with an exterior bend as small as 30 um are detectable. Testing has shown that in certain cases, tips with an interior bend can be displayed slightly smaller to the inspection camera due to angle of light incidence on the damaged surface (the damage surface can have a curved surface). The minimum failure identification threshold is more likely 40 to 50 um for interior bend needles.

Failure modes other than bent needle tips have not been discussed and depending upon their nature may not be detectable.

Mikron proposes to periodically test the vision inspection station with known challenge part. The approach for challenging and verification of the vision inspection station calibration needs to be discussed with Unilife.

13	-	Open.
Quotation D0409032

ST	Nest	Operation

14	B	Vision inspect Needle straightness.

The inspection of the Needle Tips is performed as follows:

1. The components are indexed into the station on the pallet,

2. Friction pads advance and closed on the Barrels from front and rear.

3. The friction pads shift laterally in opposite directions causing the Barrels to rotate about their center axes.

4. The vision camera takes images to determine the change in the lateral position of the tip during a minimum 360 degrees of rotation of the Barrels.

The friction pads open and close via a pneumatic motion and shifted laterally via a rack and pinion system driven by a common motor drive.

The vision inspection equipment is comprised of:

• Cognex Insight vision camera

• Back light

• Monitoring PC (shared with cell 2, station 12)

Note: Tolerance for the straightness of the Needles is +/- 1.5°.

Note: The current proposal will provide a measurement uncertainty of ±0.2 degrees based upon the field of view, camera resolution and taking an image every 5-10 degrees during a 180° rotation of the part.

Note: The affects of the complete product design on the perceived straightness of the needle (looseness/misalignment of the NOM within the Needle retainer, concentricity of the components, perpendicularity of the needle to the outside diameter of the barrel) needs to be discussed as it relates this station. These affects need to be correlated with functional and assembly requirements of the product.

Note: Vision inspection information can be easily extracted from the vision monitoring PC but no format for the export of this information has been defined with Unilife.

15	-	Open.

16	B	Siliconize Needles.

The Needle silizonization process is as follows:

1) A cam driven head vertical head engages the top end of the Barrel forming a seal. The interior of the Barrel is pressurized creating air flow out of the end of needle.

2) A servo driven slide lifts the silicone dip tank upward immersing the needles.

3) The silicone dip tank retracts downward.

4) The sealing head retracts upward vertically.
Quotation D0409032

ST	Nest	Operation

The recirculating silicone feed system includes a viscosity measurement system as well as a solvent replenishment tank to automatically maintain the silicone viscosity.

Note: No siliconization or process specifications have been provided to Mikron (such as material viscosity requirements). The process will need to be developed in conjunction with Unilife.

Note: No specific performance for the siliconization of the Needles has been guaranteed by Mikron.
Quotation D0409032

Circuit 3; Cell 3, Module 1, G05™-60	3 X 65 indexes per minute

ST	Nest	Operation

1	B	Perform occlusion test on Barrel Subassemblies.

The occlusion test is performed as follows:

1. Three sealing heads move into the Barrels forming a seal with the upper end of the Barrel and minimizing the interior volume of the Barrels,

2. The Barrel is pressurized to a known pressure establishing a flow out of the end of the Needle,

3. The resulting flow is measured.

4. Barrel Subassemblies are rejected for either a high flow or a low flow condition.

An Intertech Model MED75-FLO three channel high speed flow test instrument is used to perform the flow test. An internal flow circuit with a calibrated flow orifice located within the test instrument is used to calibrate the flow test instrument.

The movement of the test heads is achieved using a cam driven vertical motion unit.

Note: It is assumed that the flow test can be performed at 5 psig or less and that occluded needles will result in a flow of less than approximately 0.5 slpm. The test specification remains to be defined with Unilife.

Note: The proper location to establish a seal with the inside diameter of the BSA remains to be discussed with Unilife.

Note: The flow test instrument offers significant data collection capabilities. Flow test information can be easily extracted from the test instrument but no format for the export of this information has been defined with Unilife

2	-	Open.

3	B	Bowl feed and load 3 Needle Shields.

Parts are fed (primary axis in the vertical orientation with the flange end up) from a vibrating bowl feeder. The feeding system consists of:

• Vibrating circular bowl

• 3 lane vibrating linear track equipped with min-max sensors

• Low level indicator light

• Pneumatic escapement

The Needle Shields are inserted to the Barrel Subassemblies from below. A vertical hold down keeps the Barrel Subassemblies in the pallet nest during the insertion of the Needle Shields.

The transfer and the loading of the part is carried out with an independent cam-driven pick and place unit. The parts are gripped with an air operated grip head equipped with 3 gripping fingers.
The grip fingers are made of plastic or stainless steel.
Quotation D0409032

ST	Nest	Operation

4	B	Check presence and position of Needle Shields.

The presence and position check is carried out with fixed mounted optical sensors.

5	B	Offload category 2 & 3 incomplete and reject assemblies to random bulk.

Incomplete and reject assemblies are unloaded into a chute and transferred to a box or bin without orientation.

Transfer and unloading of the part is carried out with an independent cam-driven pick and place unit. The part is gripped with an air operated grip head. The grip fingers are made of plastic or stainless steel.

The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.

Category 2 and 3 incomplete and reject assemblies will be directed to separate bulk bins. The classification of the reject categories remains to be defined.

6	B	Offload sample assemblies to sample accumulator. Offload category 4 incomplete and reject assemblies to random bulk.

Sample assemblies are unloaded to a horizontal accumulator for periodic retrieval by an operator.

Transfer and unloading of the part is carried out with an independent cam-driven pick and place unit. The part is gripped with an air operated grip head. The grip fingers are made of plastic or stainless steel.

Frequency of the offload of sample components can be programmed to automatically occur based on a variety of criteria including:

• Periodically based on elapsed time,

• Periodically based on number of cycles,

• Periodically based on a specific time within a shift,

• On demand by an operator.

The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.

The classification of the reject categories remains to be defined.
Quotation D0409032

ST	Nest	Operation

7&8	B->	Offload good assemblies to transfer conveyor (alternating machine cycles). Load good assemblies to sub tray.

Good assemblies are:

1. Picked 6-up from the pallet and placed to a free transfer conveyor system hanging from the flange with the distal end down (alternating machine cycles),

2. Conveyed to an external palletizer unit,

3. Isolated/pitch adjusted using a scroll (screw),

4. Picked from the scroll (screw) and placed to a sub tray,

5. Transferred (once the sub tray is full) to an accumulating free conveyor.

The palletizer operation involves 3 working positions with a conveyor to move trays from position 1 through position 3:

1. De-stacker for empty trays where one tray is isolated from the bottom of the stack,

2. Load position where the gantry robot loads parts to the tray from the scroll (screw),

3. Outfeed conveyor.

The palletizer consists of:

1. 2 horizontal belt conveyor for tray transfer

2. Pneumatic indexing and lift system

3. 3-axis gantry robot with multiple gripping heads

4. Pitch adjustment mechanism

5. Queuing conveyors for empty trays stacks

The transfer and the unloading of the parts from the pallet to the conveyor is with of a standard, independent, cam-driven pick and place unit equipped with grippers. The parts are gripped with an air operated grip head equipped with 6 grip fingers. The grip fingers are made of plastic or stainless steel.

These stations operate at one half the cycle rate of the machine meaning that potentially, six good assemblies are offloaded every other machine cycle.

The function of this station requires the opening of the Barrel gripping fingers located on the pallet. The opening of the Barrel gripping fingers is accomplished by a pneumatically actuated motion located at the station.
Quotation D0409032

ST	Nest	Operation

Note: It is proposed that the outfeed conveyor from the palletizer unit convey the full tray to an operator area where semiautomatic packaging functions will be performed. This strategy remains to be verified with Unilife.

Note: The sub tray design needs to be finalized. It is assumed that the trays will be of sufficient quality and design to allow for automatic handling.

Note: The proposal includes approximately 15 minutes of full outfeed conveyor accumulator capacity but this duration could be adjusted to depending upon the length of conveyor allowable. 5 minutes of additional outfeed autonomy increases the conveyor length by a minimum of 4 feet.

9	A & B	Check empty nest and vacuum clean.

Empty pallet check is carried out with a standard inspection unit fitted on the common rise and fall bar. This unit is equipped with an inductive switch. The system accuracy is ±0.5mm (0.02”) providing the ability to sense a particle of thickness of 1 mm or larger present on the pallet nest. The probe is made of plastic or stainless steel.

During the down-stroke of the probe, vacuum is applied in order to remove foreign debris. If detectable foreign material remains on the pallet, the machine will immediately stop. A manual intervention from the operator will be necessary to restart the machine.

Note: Unilife will provide a vacuum source and particle collection unit for use with this station.

10	A	Bowl feed and load 3 Needle Seals. Circuit 3 Process Start.

Parts are fed (primary axis in the vertical orientation with the flange end up) from a vibrating bowl feeder. The feeding system consists of:

• Vibrating circular bowl

• 3 lane vibrating linear track equipped with min-max sensors

• Low level indicator light

• Pneumatic escapement

The Needle Seals are placed to pallet nest A in a non compressed state meaning that the Seal are not placed into the funnelled section of the nest.

The transfer and the loading of the part is carried out with an independent cam-driven pick and place unit. The parts are gripped with vacuum grip heads.
Quotation D0409032

ST	Nest	Operation

11	A	Check presence and position of Seals. The presence and position check is carried out with fixed mounted optical sensors.

12	-	Open

13&14	A	Feed Needle Overmoulds from trays and load to a puck transfer system. Transfer NOMS to G05 machine and load to intermediate nest. Load 6 NOMs to pallets. (Every other cycle)

The NOMS are:

1. Picked at least 12 at a time from trays, pitch adjusted and placed to a puck in the horizontal orientation,

2. Transferred on the puck conveyor system from the palletizer unit into the G05 cell,

3. Picked 6-up from the pucks and placed to an intermediate nest (every other machine cycle),

4. Pivoted to the tip down orientation at the intermediate nest,

5. Picked 6-up from the intermediate nest and loaded to the Seal (located in pallet nest A) from below (every other machine cycle).

The palletizer operation involves 3 working positions with a conveyor to move trays from position 1 through position 3:

1. De-stacker for full trays where one tray is isolated from the bottom of the stack.

2. Load position where the gantry robot loads parts to pucks from trays.

3. Restacker where empty trays are re-stacked.

Parts are transferred to the machine by free pucks on a conveyor loop. Pucks are isolated and released by pneumatic actuators at each end. Empty pucks are recirculated back to the palletizer unit.

The palletizer consists of:

1. 2 horizontal belt conveyor for tray transfer

2. Pneumatic indexing and lift system

3. Vertical de-stacker for full trays

4. Vertical stacker for empty trays

5. 3-axis gantry robot with multiple gripping heads

6. Pitch adjustment mechanism

7. 2 queuing conveyors for empty and full trays stacks
Quotation D0409032

ST	Nest	Operation

The transfer of the parts from the puck to the intermediate nest and from the intermediate nest to the pallet is with of a standard, independent, cam-driven pick and place unit parts are gripped with an air operated grip head equipped with 12 grip heads. The grip fingers are made of plastic or stainless steel.

A hold down unit maintains the Seals in place from above during the insertion of the NOMs to the Seals.

Note: The tray design needs to be determined. It is assumed that the trays will be of sufficient quality and design to allow for automatic handling.

Note: Due to the proposed design of the station, either three or zero NOMs must be loaded to the pallet at a time that is it will not possible to load a partial pallet. Mikron will determine with Unilife how to handle the NOM loading station in the event that an incoming pallet has a mixed pallet status. One option would be to reject on of the NOMs from the pick and place unit prior to loading to the pallet.

15	-	Open.

16	A	Check presence and position of NOMs.

The presence and position check is carried out with fixed mounted optical sensors.
Quotation D0409032

3.2	Assembly Pallet

Pallet dimensions:	60m x 120 mm (each 120 mm square pallet segregated to form two different pallet areas per pallet)

Number of pallets:	Circuit 1-25 pallets

Circuit 3-65 pallet

Number of nests:	Circuit 1

Nest A 3-up (positions 1 thru 3). Post nest with active Barrel support fingers and active lifting post.

Circuit 3

Nest A 3-up (positions 1 thru 3). NOM S/A support nest with compression funnel. Positioned concentric above Nest B.

Nest B 3-up (positions 1 thru 3). Barrel support nest with active Barrel support fingers.

Pallet coding system:	RFID Pallet Identification System
3.4	Feeding Systems
Specific feed systems are provided to feed each part assembled. The type of feeding system depends on each part’s physical characteristics:

No.	Type	Part	Capacity [min]
01	Vibratory Bowl Feeder	Release Ring	60
02	Vibratory Bowl Feeder	Needle Retainer	60
03	Tray Feed System	Barrel	30
04	Vibratory Bowl Feeder	Needle Seal	60
05	Tray Feed System	Needle Overmould	60
06	Vibratory Bowl Feeder	Ejector Ring	60
07	Vibratory Bowl Feeder	Needle Shield	60
08	Empty Tray Feed System	Good Barrel Subassemblies	30
09	Full Tray Outfeed Accumulator	Good Barrel Subassemblies	15
Important: If changes are made on the basis of non-conforming prototype parts, Mikron shall not be liable for changes or modifications necessary to ensure feeding systems operate correctly.
Quotation D0409032

3.5	Noise Level
Maximum of 80 dBA, measured three feet from the loudest source, four feet from the floor in the Mikron Denver Facility.
3.5	Calibration
In general, calibration/verification devices/parts are not included as part of this proposal but Mikron will work with Unilife to develop the suitable calibration/verification strategies for the line.
Note: The flow test instrument contains a built-in calibration orifice.
4	Installation
4.1	Packing
The cost of packing and crating are included in the price.
4.2	Installation supervision and final acceptance
Installation and final acceptance are included in the price. For planning purposes, Mikron estimates 3 Mikron personnel for approximately 3 weeks on site to complete the installation and commissioning.
4.3	Unspecified work outside Mikron’s Denver Facility
Certain work relating to the machine can be invoiced in accordance with the following conditions:
4.3.1	Connection to services
The work and cost of electrical, compressed air and possible water connections are not included in the price and shall be invoiced at the hourly rates shown herein.
4.3.2	Production assistance
Four weeks of on site production assistance (to be used at points agreed between Unilife and Mikron) is included as part of this proposal. Additional production assistance beyond this is not included in this price and shall be invoiced at the hourly rates shown herein.
4.3.3	Other work executed outside Mikron’s Denver Facility
Other work executed outside Mikron’s Denver facility shall be invoiced at the hourly rates shown herein.
4.3.4	Labor rates

Mechanical Technicians: working time	$95/hour

Controls and Mechanical Engineers: working time	$125/hour

Engineers and Technicians: travel time	$75/hour
Invoices are prepared in accordance with the time sheets and expense reports prepared by Mikron staff.
Quotation D0409032

4.3.5	Remote maintenance
Setting up the system

Price per hour on line (Including telephone costs)	$125/hour
5	Information on Production Costs
The following data is based on the mean values. It may vary, depending on the equipment provided with the standard cells.
5.1	Energy costs
The values given in the following table are indicative only. Actual values depend on specific units and equipment integrated on the units.

	Electric energy	Compressed air	Connection value
Cell	(3x480V ±10%)	(80 psi)	(electrical protection)
G05™ 60	Approx. 4 kVA	Approx.164 cu. ft./hr	25 A
5.2	Maintenance costs
The Mikron machine design minimizes mechanical stresses, reducing parts wear and downtime due to maintenance.
Machine maintenance costs depend on how well the customer adheres to the recommended preventive maintenance schedule. The frequency of maintenance work will depend on actual production rates.
Periodic maintenance tables, listed in the technical documents, provide information on the type, frequency and duration of preventive maintenance work.
5.3	Spare parts costs
Approximate spare parts costs are divided into 2 different categories:
Parts recommended for making up the basic stock when the machine is purchased. This stock is made up jointly with our services, according to your needs.
Parts used for routine machine operation (per year).

No of cells	On purchase of the machine	Following years (cost per year)
1	Approximately $30,000	Approximately $10,000
2	Approximately $50,000	Approximately $20,000
3	Approximately $70,000	Approximately $30,000
Quotation D0409032

6	Customer Responsibilities
6.1	Machine operation
Operating and maintaining the machine requires certain skills on the part of the customer’s staff to which these tasks will be entrusted. Operating the machine correctly depends partially on the operator’s capabilities.
The proposed machines are designed for ease of operation.
Operation of the machine should not require any special operator skill levels other than understanding the relationships between machine functions and commands (Human Machine Interface).
Maintenance should be provided by technically trained staff that understands basic mechanical, information technology and electrical concepts.
The additional information required for production, upkeep and maintenance of the machine is provided during training (refer to Appendix H: Training of this proposal for more information on training details).
6.2	Information to be provided to Mikron
At the time the order is placed, Mikron requires the following information and documents:
•	Final assemblies and drawings of all parts to be assembled, including variants, and the CAD files, translated into 3D STEP format
•	Component matrices per variant
•	Final specifications for the inspection process
6.3	Equipment supplied by the customer
When required, special equipment supplied by the customer may be integrated into the machine. The following responsibilities then are incumbent on the customer:
Delivery of the equipment to Mikron on the agreed schedule;
Provide separate assessment and acceptance of the supplied equipment;
Ensure the equipment output does not affect the overall system output;
Manage and assume responsibility of the interface between the supplied equipment and the Mikron machine;
Provide startup and set process parameters according to product requirements.
Delivery and shipment of this equipment to Mikron is the responsibility of the customer.
Quotation D0409032

7	Project schedule
Our project teams maintain regular contact with you throughout the life of the project.
Please refer to the Appendix F for information related to how a standard Mikron project develops. Very close cooperation throughout the project provides optimum time and cost control. For this project, a sample schedule is included.
8	Changes and deviations from Mikron standards
8.1	Changes during the project
Changes requested by the customer during the project shall be examined for their feasibility. Mikron shall be notified in writing of any change involving parts to be assembled, accompanied by an amended drawing clearly showing the extent of the changes made.
Mikron engineers will evaluate the impact on the machine. As a result, Mikron reserves the right to change its price and schedule.
8.2	Deviation from Mikron standards
This proposal was prepared on the basis of our standard machines. Any departure from these standards requires an investigation to determine the feasibility and cost.
Quotation D0409032

9	Parts for testing and preliminary acceptance
Parts for testing feed systems, machine setting and preliminary acceptance will be delivered and reshipped, without cost to Mikron, in accordance with the schedule below.
Each delivery shall be accompanied by a packing list and parts quality protocol.

Project management
Delivery Plan — Customer Supplied Items	11/11/2009
PROJECT: Order Nr:
IBL-Pilot [10,000 parts/hr]

		Delivery according to DP 00-011 for:		Ordering and test feeders							Buy-off feeders		Machine tests					Pre-acceptance / Acceptance
				P.O.	Order	Order	Test	Order	Test		Buy-off		Test	Test	Test	Test		IAT		FAT(2x)	Pack/ship/Install	SAT(2x)
		Needle Seal RTFS					Samples	20 min			1 hr		5 hrs	5 hrs	5 hrs	15 hrs		6 hrs		12 hrs		12 hrs
		Needle Shield RTFS			Samples	20 min	30 min	30 min	1 hr		1 hr		5 hrs	5 hrs	5 hrs	2.5 hrs		5 hrs	10 hrs	15.5 hrs		12 hrs
		Plastic components and Barrels		Samples	20 min		1 hr				1 hr		5 hrs	10 hrs		15 hrs		6 hrs		12 hrs		12 hrs
		Calendar week:		946	950	101	102	104	106	TOTAL	107	TOTAL	115	121	124	126	TOTAL	130	131	134	136	140	TOTAL
Ref.	Number	Designation	TOTAL	QTY	QTY	QTY	QTY	QTY	QTY	QTY	QTY	QTY	QTY	QTY	QTY	QTY	QTY	QTY		QTY	QTY	QTY	QTY
1	02-0011-00A	Glass Barrel RTFS (***)	623,350	50	3,300		10,000			13,350	10,000	10,000	50,000	100,000		150,000	300,000	60,000		120,000		120,000	300,000
2	02-0013-00A	Needle Retainer RTFS	623,350	50	3,300		10,000			13,350	10,000	10,000	50,000	100,000		150,000	300,000	60,000		120,000		120,000	300,000
3	08-0009-00A	Ejector Ring RTFS	623,350	50	3,300		10,000			13,350	10,000	10,000	50,000	100,000		150,000	300,000	60,000		120,000		120,000	300,000
4	08-0007-00A	Needle Overmold 27G S/A RTFS (***)	623,350	50	3,300		10,000			13,350	10,000	10,000	50,000	100,000		150,000	300,000	60,000		120,000		120,000	300,000
5	02-0012-00A	Release Ring RTFS	623,350	50	3,300		10,000			13,350	10,000	10,000	50,000	100,000		150,000	300,000	60,000		120,000		120,000	300,000
6	02-0015-00B	Needle Seal RTFS	623,350				50	3,300	10,000	13,350	10,000	10,000	50,000	50,000	50,000	150,000	300,000	60,000		120,000		120,000	300,000
7	—	Needle Shield RTFS	623,350		50	3,300	5,000	5,000		13,350	10,000	10,000	50,000	50,000	50,000	25,000	175,000	50,000	100,000	155,000		120,000	425,000
8	—	Loctite 3924 adhesive (QTY TBD)	7				1			1		0	1	1		1	3	1		1		1	3
9	—	Silicone Lubricant (QTY TBD)	7				1			1		0	1	1		1	3	1		1		1	3
10	—	Siliconized Barrrel sub-assembly (*)	100,000							0		0	20,000	80,000			100,000						0
11	—	Rondo tray (Barrel) (**)	0							0		0					0						0
12	—	BSA tray (**)	0							0		0					0						0
13	—	NOM tray (**)	0							0		0					0						0
14	—	Groninger ASVK800 and AAVK 800	0							0		0					0						0
Schedule		Mechanical Assembly						107		Mechanical assembly			116
		Debug												117	Debug	128	Final Tests
		Line management and final tests															129	130	IAT
		IAT (Internal Acceptance Test)																	131	VAL FAT
		Execution of Validation Tests &
		Performance Run (FAT)																		132-135
		Crating / Shipment / Install																			136-140	VAL SAT
		Execution of Validation Tests (SAT)																				141	SAT
		SAT (Site Acceptance Test) performance
																							142

(*)	Could be from Groninger testing and buy-off

(**)	Miro-planning needed for each system suppliers. (Tray manufacturers and Palletizer suppliers)

(***)	Components must be provided in trays
Quotation D0409032

A	Appendix: Terms and Conditions of Sale
The terms and conditions of sale used will be those shown in the modified Unilife terms and conditions document as mutually agreed between Unilife and Mikron.
Quotation D0409032

B	Appendix: GO5™ System Description
B.1	G05™ Overview
The GO5™ system is a high performance assembly solution, which offers not only high speed of operation but also modularity, flexibility and adaptability, which make it unique in its field.
The vision of the GO5™ was to offer our customers an assembly system which could have a shorter lead time, faster time to volume; increased modularity, increased output, increased re-usability and a solution which would future proof their investment. In all of these areas the GO5™ has excelled.
It also has the added benefits of being constructed from stainless steel, has clean room compatibility and having an electronic pallet tagging system as standard, thus product traceability is guaranteed. Its PLC based control system is also designed to minimize the level of specialist programming to make it highly functional and easy to use.
The GO5™ is constructed using modular building blocks, which can be easily configured to provide a solution for all assembly requirements. The two main functional units of the GO5™ can described as the basic cell, which consists of a platform and outer structure, and the modules, autonomous fully functional assembly units. These elements permit a number of benefits to be realized, for example, if we require integrating additional product variants or new product generation changes, these can be easily integrated into an existing system in the shortest possible time. The modules themselves can be completely constructed, tested and accepted external to the assembly system and then only have to be inserted into the basic cell, thus ensuring the process if fully de-bugged before its integration and therefore minimizing possible downtime.
Quotation D0409032

This building block philosophy therefore allows for a rapid integration of the most varied equipment for the assembly and processing of parts. The arrangement of the workstations and the peripheral units provide the operator with a good overall view of the whole production process with good visibility and accessibility to the pallets which carry the parts.
This modular concept not only helps Mikron but also offers the customer the possibility of carrying out their own investigations, trials and proving on site. In some case of processes have to be developed afresh by the customer, this concept allows them to develop the process so that it is ready for series production and subsequently integrating this equipment into the system. For this purpose, a module is made available to the customer at a very early stage in the project. A start can therefore be made with building the assembly equipment in parallel with the process definition, thus it is possible to leave the integration of the developed and proven process module until the last possible moment. This may, under certain circumstances, even be the point of final acceptance.
The base G05™ offers our customers a high performance assembly solution with some unique features:
•	A parts transfer system with free pallets provides flexibility, speed and accuracy;
•	Various pallet sizes to accommodate your products;
•	Tested reliable and highly standardized basic cell;
•	Easily accessible compact linear configuration;
•	G05™ cam or numeric controlled (NC) movement in the same cell;
•	Systematic operation control check after every operation;
•	User friendly operator interface;
•	Efficient use of working space;
•	Option for integrating slow operations in a fast throughput system;
•	Progressive investment option;
•	Option for connecting to other production systems.
B.1.1	GO5™ Operating principle
The parts of the assembly are placed on free flowing pallets, which enter the cells and leave them again by means of logistic modules (conveyor systems). A servo-controlled indexing system, using linear motors, is used to transport of the pallets through the G05 assembly cells or modules, positioning them accurately at each work station. The pallet index system allows for the transport of one or more pallets to a distance of up to 480mm. This distance is set by the size of pallet and the number of pallets indexed together. Pallet widths are 60mm, 120mm and 240mm.
Quotation D0409032

B.1.2	G05™ Assembly Cell Design
The GO5™ is a standardized linear assembly system that allows assembly cells to be placed and configured to meet the demands of assembling a particular product. “Work in process” components are transported on pallets both within a cell and between cells. The parts are supported, during successive operations, in specific fixtures known as nests, which form an integral part of the pallets.
Within a cell, pallets are indexed from left to right through a series of process stations. At each process station, the pallet is momentarily stopped and located allowing work to be performed on the components being assembled such as loading, checking, pressing, unloading, etc.
The standard basic cell is designed to accept two (optionally one) process or logistic modules. It consists of the basic elements of frame module, process module and logistics module. The design of the system has a clear division, with the working and assembly operations carried out at the front of the cell and a maintenance area at the rear, thus the plant to be operated simply and safely. As a standard the platform and structure are manufactured from stainless steel. This construction ensures cleanliness, long life and compliance for the demands of a clean room environment.
The modular nature of the G05™ allows process stations to be easily placed where required in the sequence and even to be reconfigured.
B.1.2.1	Frame Module
The frame module is the basic platform and guarding system, which carries the process modules, the heart of the system. Within the frame are housed all energy connections and supplies, such as electricity, air, extraction etc. The frame forms the basis for accepting and locating one or two modules, and provides the necessary energy connections to them. This concept ensures remarkable stability, even in the case of very high cycle rates of up to 100 indexes per minute.
The structure essentially forms part of the protective cover for the cell. Both the working area and the maintenance area are easily accessible — front and rear — by means of protective doors, which can be lifted up. In addition, at the front of the cell, the lower guard is automatically lowered below the pallet transport height when the front protective doors are lifted, which again substantially improves the accessibility.
Quotation D0409032

Figure B.2.2.1 G05™ Assembly Cell External Frame.
B.1.2.2	Process Module
The process module is an intrinsically independent and autonomous fully functioning unit. It is equipped with a basic structure, manufactured from stainless steel, a pallet indexing system, an electrical control system and a horizontal mounting plate for all assembly, handling, process and control units.
The module is designed in this way to allow the construction, testing and programming to be carried out external to the frame module and permits their integration into the cells at a very advanced project phase. The integration into the cells is carried out by very simple means, a fork-lift truck, with the exchange and insertion of a process module in a cell taking no more than 15 minutes.
Standardized pick and place or handling units, which can operate either above or below the pallet level, are designed to engage within the drive shaft at the rear of the plate and are be easily integrated on the horizontal mounting plate using the pre-machined fastening holes within the plate. The access to the region below the mounting plate for maintenance or adjustment is easily achieved by simply pivoting out the electrics cabinet at the rear of the cell.
The drive shaft system ensures a smooth operation of handling units and perfect synchronization between them, the pallets and the feeding systems. In addition, it provides a high level of system reliability in association with low maintenance costs.
Quotation D0409032

Figure B.2.2.2 G05™ Process Module.
Further features of the process module include a rise and fall beam system for attaching inspection or other units which require a vertical movement. There is also a pallet transport belt mounted above the electrics cabinet for the return of the pallet when it is linked to the logistics module. On the top of the module there us a support frame and shelf which is used to house linear drive units and peripheral devices such as checking and test units. A vertical mounting plate is also fixed to the front of the pallet index system and this permits the attachment of tooling, isolators for fed parts, intermediate nests and external nests by using the standard fixing points.
Quotation D0409032

B.1.2.3	Logistics Module
The logistics portion of the GO5™ consists of a re-circulating conveyor system, which feeds into and exits the main assembly cell. Within the assembly cell are sited the process modules and these are used to accurately index the pallets in front of the assembly, process and feeding stations. The pallets themselves are uniquely identified by the use of electronic pallet tags, thus traceability of product and assembly can be guaranteed. The G05 system is freely configurable to suit the three different standard versions. The 60, 120 and 240 versions correspond to the different pallet sizes, however the only machine difference is the indexing distance, once again this to suit the pallet size.
The logistics module is a conveyor belt system used for transporting pallets either within or between the cells. The control of the logistics module is undertaken by the adjacent process module.
In its standard design, the logistics module consists of a supply belt conveyor and a return belt conveyor. A number of options are possible, such as the return of fixtures, which have been emptied and reworked or the integration of parallel operations. These options can be retrofitted at any time by simple insertion and can be brought into action simply by activation of the pre-programmed functions in the module control system.
Figure B.2.2.3 G05™ Free Transport Conveyors.
Quotation D0409032

B.1.2.4	Common Drive Shaft
In the case of modules which are equipped with mechanical operational units, they are driven by a common drive shaft within the process module. This horizontal shaft is driven by a servomotor and is integrated into the process module on the mounting plate. This allows the operation of units above and below the work piece level to be driven by one and the same shaft, thus ensuring full synchronization of all elements.

Figure B.2.2.4 G05™ Indexer.
B.1.2.5	Standard assembly and handling units
The mechanically driven assembly units are driven by the central drive shaft. Each unit has an individual camshaft and two cams matched to suit the assembly task, one for the horizontal motion and one for the vertical motion. This permits horizontal strokes of up to 160mm and vertical strokes of up to 100mm, at a rate of 100 cycles per minute.
The units are housed within a stainless steel cover which ensures simple and efficient cleaning. On the mounting plate of the process module, up to eight units can be fitted on the top or up to six units underneath.
Quotation D0409032

Figure B.2.2.5 G05™ Process Station.
There is also the option to have units driven by a servo motor system, this providing increased flexibility for handling operations. These units are identical to look at, but they have a linear motor system within the outer casing rather than the cam operation. These units are ideal where there may be different variants or different pick up and drop down points. Once again the integration and programming of these units is a standard control function making it easy to integrate and modify.
B.1.2.6	Standard inspection units
The standard inspection units are attached to the common rise and fall bar on the process module. They are used check the progress of the assemblies located on the pallets, ensuring all assembly operations are checked for success. For each operation the inspection units have an accuracy, which is matched to the respective inspection task.
There are different versions of inspection units depending upon the accuracy required, the standard one being a differential check with an accuracy of +/- 0.5mm.
B.2	Pallet and traceability
The GO5™ concept is based on the use of free pallets to transport the parts to be assembled. The parts are supported, during successive operations, on specific hardened fixtures known as “nests”, which form an integral part of the pallets.
For pallet identification and traceability each pallet is fitted with an electronic read only tag. These tags identify the pallet with a unique reference number that is used by the control system to log and store relevant assembly status information. This number is read at entry to the cell and compared with the status data, which have been transmitted. This comparison decides on the further handling of the fixture. The tagging system ensures that we have complete assembly and pallet data logging as the pallet condition and any critical assembly parameters can be stored by the machine control system. This information is broadcast to all of the assembly modules within a system so that the pallet and process status is known in all cells.
Quotation D0409032

B.3	Electrical and electromagnetic safety equipment
All the GO5™ electrical equipment meets the North American and European regulations. The most reliable techniques are employed to produce the safety devices. The control voltage is 24 V DC.
B.4	Safety devices for personnel protection
At the front, the lower part of the basic GO5™ cell, which contains the drive systems and the transmission, is protected by a guard, which can be lowered downward. At the rear the lower guard is formed at the bottom by the electrical control cabinet of the process module.
The upper part, which contains the operational and inspection stations at the front and the return belts at the rear, is protected by two transparent protective doors in polycarbonate. These can be opened upward. When the front protective doors are opened, the lower cover is also lowered automatically. These units are equipped with SCHMERSAL safety switches, which trigger the cell emergency stop if they are opened during operation of the cell.
B.5	Informational only
The specifications and descriptions set forth in this Section B are for customer’s information only and Mikron does not make any representation or warranty with respect to such information.
Quotation D0409032

C	Appendix: GO5™ Control System
This section provides an overview of the Allen-Bradley Control Logix Processor based control system for the Mikron GO5™ and its variations.
C.1	System Architecture
The control system for the Mikron GO5™ is based around an Allen-Bradley Control Logix PLC processor and an Allen—Bradley Panel View Plus touch screen.
C.2	Operator Control Station
The operator control station is the central point for the operator to interface with the machine. It is commonly referred to as the HMI (Human Machine Interface) or simply as the Touch Screen throughout this description. The operator control panel contains a touch screen as well as a series of push buttons and switches. The push buttons and switches perform basic functions such as switching modes, starting, stopping, or manually jogging the machine.
Quotation D0409032

12 JULY 05
C.2.1	Touch Screen
The touch screen provides a Graphical User Interface to detailed machine functions. It is used for setting up production batches, viewing machine performance data, and for trouble shooting purposes. For a detailed description of the Touch Screen, refer to section 2.0 of this manual.
C.2.2	Operator Station Buttons
The buttons on the operator control station perform the following functions:
C.2.2.1	Emergency Stop: Press this button to stop the machine immediately. Doing so will immediately remove power and air from all output devices.
Quotation D0409032

C.2.2.2	Safety Guard ON/OFF: When the safety guard bypass key switch is set to off, the machine can be jogged, in manual mode, with the guard door open.
C.2.3	Hand Held Controller
C.2.3.1	AUTO/MANUAL Mode Selector: The mode selector button provides two modes of operation. When auto mode is selected the machine will run at full speed and continue to run until the batch ends, a fault occurs, or the stop button is pressed. In Manual mode the machine will run typically at a reduced speed and only run as long as the start button is held in.
C.2.3.2	Fault Reset: The fault reset button resets all faults that are listed in the alarm window.
C.2.3.3	Master Start: If an emergency stop is pressed or the machine was recently powered on, power to motion producing devices is turned off. To restore the output power, the Master Start button must be pressed.
C.2.3.4	Start: If the machine is in automatic mode, pressing the start button will start the machine at full speed. If the machine is in manual mode, pressing the start button will jog the machine at a reduced speed and only when the start button is held in.
C.2.3.5	Stop Immediate: When the machine is running in auto, pressing the stop immediate button will stop the machine immediately.
C.2.3.6	Stop at Zero: When the machine is running in auto, pressing the stop at zero button will stop the machine at or near the camshaft zero angle. If the machine is paused at any position, it will stop immediately and will not advance to the camshaft zero angle.
C.2.4	Control Panels
The modular nature of the FLEXCELL assembly cell dictates the use of numerous small electrical panels instead of a single large panel. The single process module FLEXCELL has 5 control panels. A double process module FLEXCELL has 8 control panels. In the second process module of a Double FLEXCELL, there are up to three empty electrical panels available for optional equipment.
Quotation D0409032

C.2.4.1	The Power Distribution Panel
The power distribution panel is recessed into the machine frame just above the conveyors with the door protruding through the side panel of the machine. The power from the customer facility is connected to this panel, and it contains the main power disconnect switch. Switching it to the OFF position removes electrical power to all internal components unless otherwise noted within the panels or on the electrical schematics. The typical machine requires 25amps at 480 volts three phase.
C.2.4.2	The Motor Control Panel
The motor control panel is recessed into the machine frame with the door protruding through the side panel of the machine. This panel typically contains the Motor Starters and Overloads for the conveyor motors.
C.2.4.3	The Primary/Secondary Servo Control Panels
Each process module has a servo control panel accessible from the rear of the machine just below the conveyors. This panel typically contains both the 208/120 AC and the 24v DC Branch Circuit Breakers and Terminal Blocks, Power Supplies, some of the ASI Bus (I/O) components, and the Servo Drive(s) for the cam motor and the pallet indexer.
C.2.4.4	The PLC Control Panel
The primary process module usually will contain the PLC panel. On the secondary process module of a double GO5™, this panel may be omitted. The panel is accessible from above the conveyor level at the rear of the machine. This panel typically contains the Programmable Controller, Ethernet Communications Hub, and some of the ASI Bus (I/O) components.
Quotation D0409032

C.2.4.5	The Safety Control Panel
The safety control panel is located directly above the PLC panel recessed farther towards the front of the machine. This panel typically contains Components for the emergency stop circuits and the guard door circuits, and ASi I/O blocks related to the machine frame and HMI.
C.3	Machine Operation
C.3.1	Batch and Mode Indicator
C.3.1.1	The BATCH status indicator can display one of the following:
•	FILLING – A batch has just started and the system in the process of filling with parts.
•	IN PROGRESS – Parts have completely filled the machine and the batch is in the process of production.
•	EMPTYING – The machine is in the process of being emptied at the end of the batch.
•	DONE – The batch is complete and the machine as stopped. The machine will not start until a new batch is started.
Quotation D0409032

C.3.1.2	The MODE indicator can display the following:
•	MANUAL — The machine manual/auto selector is set in the manual position indicating the machine can be jogged and manual operations can be performed.
•	AUTO STOP – The machine manual/auto selector is set in the auto position indicating that the machine can be started by pressing the start pushbutton.
•	AUTO RUN – The machine is in auto and running.
•	FAULTED – A fault has occurred that has halted machine operation.
•	PAUSED – The machine is waiting for parts, pallets, or processes.
C.3.2	Production Status
C.3.2.1	The PRODUCTION status indicator shows the production counters and the variant that is being run.
•	GOOD part counter. This is the number of good assemblies that have been unloaded by this machine.
•	BAD part counter. This is the number of bad assemblies that have been unloaded by this machine.
•	REWORK. The number of parts that have been flagged as rework parts. Unlike the good/bad counters, the rework counter increments as soon as a part is flagged as rework.
•	The VARIANT indicator shows the name of the part currently being run by the machine.
C.3.3	Operator Indicator
The OPERATOR indicator shows what security level the machine is currently logged into.
C.3.4	Rate and Cam Angle Indicator
The RATE Indicator shows the current rate the machine is running in RPM (revolutions per minute).
C.3.5	Menu Tab
The MENU tabs along the bottom are present on all screens.
C.3.6	Alarm Button
The alarm button is located at the lower right of the screen, only if alarm is present.
C.3.7	Back Button
The back button is located at the lower left of the screen. This button will display the screen that was active before the operator switched to the current displayed screen.
Quotation D0409032

C.4	Stations
The stations screen gives a summary of information about each station on the machine.
C.4.1	Station Number & Description
The station number is shown in the left most column. A descriptive name for each station is displayed in the station column.
C.4.2	Station Type
Station type is set-up using the STATION SETUP screen. These station types mainly control how parts are counted in the machine.
•	INIT – this is where the process starts and where injected parts are counted.
•	PICK & PLACE – parts are added to the assembly at this station type.
•	CHECK – Verification of part placement, and/or process completion, is done at this station type.
•	PROCESS – A Process station modifies the assembly without adding more parts to the assembly. An example of this would be a pressing operation.
Quotation D0409032

•	UNLOAD GOOD – Only good assemblies are unloaded at this station. Each time a good assembly is unloaded the good part count gets incremented.
•	UNLOAD BAD – Only bad assemblies are unloaded at this station. Each time a bad assembly is unloaded, the bad part counter gets incremented.
•	UNLOAD GOOD/BAD – This type of station can unload both good and bad assemblies. If either is unloaded, the appropriate good or bad counter gets incremented.
•	NEXT CELL – This type of station doesn’t physically unload parts. But the good & bad part counters are incremented as parts pass through it. This type is used to pass parts to another cell.
C.4.3	Station Status
The status column shows the condition of the station. The status can be as follows:
•	IDLE:
•	FAULT: Station has a fault condition.
•	OFF: Station has manually been disabled.
•	WORKING: Station is working normal.
C.4.4	Pallet Status at Station
The status column shows the condition of the pallet positioned at the station. The pallet status can be as follows:
•	EMPTY: No parts present on the pallet.
•	GOOD PART: All assemblies on the pallet are good.
•	BAD PART: All assemblies on the pallet are bad.
•	MIXED: There is a mixture of good and bad assemblies on the pallet. (only used on machines that have more than one assembly per pallet).
•	REWORK: A nest that has been marked by a station to be re-circulated.
C.4.5	Pallet Number
This indicator shows what pallet is in the corresponding station.
C.4.6	Station Select Buttons
Using these buttons, a specific station can be highlighted for detailed functions, such as turning it on and off, manual controls, and configuration.
Quotation D0409032

C.4.7	Station Counters
This tab provides a detailed status of assemblies by stations that are GOOD, BAD, REWORK, and FAULT.
•	The GOOD column indicates how many assemblies passed through this station as good.
•	The BAD column indicates how many assemblies entered this station as good but left as bad.
•	The REWORK column indicates the amount of assemblies that were marked for rework at that particular station.
•	The FAULT column indicates the amount of times the station faulted.
C.4.8	Station Tabs
The 4 tabs below the STATION SUMMARY tab provide detailed information and control for each station.
Quotation D0409032

C.5	Station Cams
The station cams screen shows how the electronic cams for each station are programmed. The machine contains an encoder, which provides the control system with a number indicating degrees of camshaft rotation (0-359). These electronic cams are used in the program to trigger valves and to check for sensors to be ON or OFF. The CAMS screen allows these angles to be modified without changing the PLC program.
C.5.1	Cam Number
This column shows the electronic cam number.
C.5.2	Set Point
This is the angle at which the electronic cam turns on.
C.5.3	ON/OFF indicator column
This indicator shows the current state of the cam.
C.5.4	Reset Point
This is the angle at which the electronic cam turns off.
Quotation D0409032

C.5.5	Cam Description
The description of the electronic cam function is displayed here. The description also shows the input, (sensor), address or the output, (valve), address that is used with this electronic cam.
C.5.6	EDIT CAM (Window)
For debug purposes, each electronic cam can be selectively enabled or disabled.
C.6	System Cams
In addition to 20 cams for each station, there are 40 system cams. The first 20, (cell cams), are reserved for base machine functions such as pallet indexing and data tracking and can only be modified if the security level is at Mikron. System cams 21-40, (global cams), are for general use and can be used for system wide functions.
Quotation D0409032

C.7	Station Setup Screen
The Station Setup screen controls the configuration of each station on the GO5. It covers station type and setup as well as pallet routing and consecutive failure alarming.

MIKRON
Assembly Technology
MODE: Batch: EMPTYING
Mode: FAULTED
BATCH: GOOD BAD REWORK
COUNT 0 0 0
VARIANT
OPERATOR
MIKRON
RATE(rpm) 17.7
AT ZERO
CAM 359
STATION SETUP
STATION 8
Check injection screw
STATUS TYPE GOOD BAD FAULTS PALLET
CHECK 0 0 0 10
NOTE: IF STATION IS OFF, NO PART WILL BE FAILED AT THIS STATION.
ON/OFF ON
STATION TYPE CHECK
STATION DESCRIPTION Check injection screw
ENABLE/DISABLE ENABLED
NEST GOOD BAD REWORK CONSEC FAIL X of Y FAIL
NEST ENABLE LL CC SS LL CC SS LL CC SS SET ON COUNT X SET Y SET ON COUNT
01 0 2 9 0 2 21 0 0 0 3 0 0 0 0
02 0 0 0 0 0 0 0 0 0 0 0 0 0 0
03 0 0 0 0 0 0 0 0 0 0 0 0 0 0
04 0 0 0 0 0 0 0 0 0 0 0 0 0 0
05
06
07
08
09
10
11
12
13
14
15
16
EDIT NEST
1
STATION
STATION SUMMARY
STATION MANUAL CONTROL
STATION CAMS
STATION SETUP
PALLET DATA
BACK
CELL
STATIONS
PERIPHERAL
PRODUCTION
STATISTICS
LOGS
SHOW ALARMS

C.7.1	Station Type
The station type controls how the station counts good and bad parts.
C.7.2	Pallet Routing
When a pallet arrives in a station, the pallet routing information from the previous operation is examined for each available nest. If the routing matches Line, Cell, and Station of the pallet location, the part in that nest is worked on.
After a station works on a pallet, the pallet can be routed to another station based on whether it was passed, failed, or can be reworked. The numbers specified in this section of the screen control which line, cell, and station will work on parts next. Typically for a good part, the pallet is routed to the next station on the Cell. In the case of Bad or Reworked parts, the pallet routing can send the pallet anywhere, including stations that the pallet has already passed through. Pallet routing can be specified for each nest on the pallet.
Quotation D0409032

The pallet routing consists of three parts; Line, Cell, and Station. It can be specified differently for each available nest on the pallet.
C.7.3	Edit Nest
C.7.4	Consecutive Failure Counter
For each station, a fault will stop the machine and an alarm message will be displayed if a preset number of consecutive failed (bad) parts are reached. This number can be set here.
C.7.5	Good Part
This is where you enter the desired number of good parts and the line, cell, and station that you wish the good parts to be routed to.
C.7.6	Bad Part
This is where you enter the desired number of bad parts and the line, cell, and station that you wish the bad parts to be routed to.
Quotation D0409032

C.7.7	Rework Part
This is where you enter the desired number of rework parts and the line, cell, and station that you wish the rework parts to be routed to.
C.7.8	Accept Nest Changes
This saves your settings.
C.8	Pallet Data
The pallet data screen displays the status of the pallet and its routing. The pallet information contains the next station the pallet nest will be worked on, the last station the pallet nest failed, and the last station the pallet nest passed. The pallet information also contains the status of each nest. The station information contains the status of the pallet and the consecutive bad part count status.
C.8.1	Pallet Status
The status of each nest of the pallet in station is shown in this area. The status can be EMPTY, GOOD, BAD, or REWORK. The next station that will work on the selected pallet nest is displayed under NEXT OPERATION. The last station that passed the selected pallet nest as a good part is displayed under LAST STATION PASSED. The last station that failed the selected pallet nest is displayed under LAST STATION FAILED.
Quotation D0409032

C.8.2	View by Mode
The pallet data is viewed for the pallet that is at the selected station, or you can navigate to the others.
C.8.3	Process Measurements
For each measurement made on the machine, the measured value and resulting pass/fail status is shown in this box. These process measurements are values where and analog value is read and compared against limits to determine a Good or Pass status.
C.8.4	Station Status
A yes or a no under the WORK ON NEST column will indicate if the pallet nest selected will or will not be worked on. The BYPASS column will indicate if the selected pallet nest will be bypassed. The FAIL COUNTERS columns will indicate how many consecutive parts have failed in the selected nest. The FAIL COUNTERS columns will also indicate how many failures are allowed before the machine is to be stopped.
C.9	Peripheral Devices
The peripheral screen contains settings and controls for devices that are not directly connected to a single station, are system wide or single devices used across multiple stations. Controls are provided to monitor, calibrate, and/or manually control peripheral devices attached to the machine. Examples of these are (but are not limited to) LVDT systems, Color Sensors, Welders, Force measurements and Weighing systems. Below is an example of the Gantry Peripheral screen.
Quotation D0409032

C.10	STATISTICS – Production Summary
The machine provides detailed production statistics which track machine run time, faults, and stops. The statistics look at the basic cell system and the individual stations. The data can be displayed both in a table as well as graphically.
The Production summary screen shows machine performance for the batch that is currently running. It gives percentages of good, bad, and rework parts as well as details about machine run time, and stop time. Machine production rate data is included as well. A Maintenance section displays some overall machine information.
Quotation D0409032

C.10.1	Part Count
A count of good, bad, and rework parts is shown. Additionally, each of these categories is shown as a percentage of the total. These counters are automatically reset when a new batch is started.
Good Parts:
This counter is the number of good assemblies that have been unloaded by this machine.
Reworkable Parts:
This counter shows the number of parts that have been flagged as rework parts. Unlike the good/bad counters, the rework counter increments as soon as a part is flagged as rework. Some rework parts will end up as good parts while others will become bad parts.
Bad Parts Rejected:
This counter is the number of bad assemblies that have been unloaded by this machine.
Total:
The total number of parts that have passed through the machine is a sum total all 3 of the above categories.
Quotation D0409032

C.10.2	Machine Time
Time is logged for auto run time, machine stop time, and manual time. Additionally, each of these categories is shown as a percentage of the total time. These timers are automatically reset when a new batch is started.
Auto Run Time:
Auto run time is accumulated when the machine is running continuously in automatic. Typically, auto run time is only accumulated when the cam is rotating.
Machine Stopped:
Machine stop time is accumulated when the machine mode selector switch is in the Auto position but the machine is not running. Stop time can be caused by the machine being paused waiting for parts, station faults, system faults, or waiting for the start button to be pressed (no faults).
Manual Time:
Machine manual time is accumulated when the machine mode selector switch is in the Manual position regardless of whether the machine faulted or paused.
Total Time:
All the timers above, Auto, Stop, and Manual time are added up to give the total time. This timer will show the total time since the batch was started.
C.10.3	Stop Time
Details of the machine stop count as well as stop time are shown in this section. Additionally each of the stop count categories (machine pauses, operator stops, system faults, station faults, total stop time) is shown as a percentage of the total. This data is automatically reset when a new batch is started.
C.10.4	Production Rate
Details of the machine throughput.
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C.10.5	View Batch from History
Details of the last 10 batch’s ran and display the data. When a previous batch is selected from this window, it will also display the data in Production Summary window and change the Current Batch indictor to Batch History.
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C.10.6	Statistics
C.10.6.1	Table of Station Data
The Table of Station Data displays, in tabular form, the number of good parts, bad parts, faults, pauses, and downtime attributable to a specific station.
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C.10.6.2	Statistics — Station Graphs
Station stops can be viewed graphically by pressing the Station Graphs button. The bar chart allows easy visualization of the most troublesome station in the system. This graph can show Good Part Count, Bad Part Count, Fault Count, Pause Count, and Fault + Pause Combined Time data.
C.10.6.3	Statistics — Station Process Statistics
The process graphs screen is an optional job specific screen. This screen is only used when the customer requires job specific equipment data to be displayed in a graph format. The process graphs screen can display graphical data associated with a process measurement. This is typically data that is recorded and stored for offload to a data collection system.
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C.11	ALARMS
C.11.1	ALARM DISPLAY
Whenever an alarm occurs, a small alarm window will be displayed on top of the current screen and in the lower portion of the screen.
The alarms are displayed with three most recent listed at the top of alarm banner.
C.11.2	ALARM HISTORY SCREEN
Alarm messages are displayed chronologically as they occur, with the most recent message listed first. However, this listing displays a history of all messages that have been displayed whether they have been reset or not.
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C.11.3	ALARM STATISTICS SCREEN
Alarms are listed chronologically with the most recent listed at the top of the screen.
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C.11.4	ACTIVITY LOG – System Event
While the alarm log screen records faults and warnings associated with the machine and it’s associated hardware, the Activity Log records faults and warnings associated with the touch screen software and hardware.
Listed below are some of the problems that might cause a system event to be recorded.
•	Loss of communications to processor.
•	Loss of communications to a data collection system.
•	Program errors in the touch screen or PLC.
C.11.5	Informational only
The specifications and descriptions set forth in this Section C are for customer’s information only and Mikron does not make any representation or warranty with respect to such information.
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D	Appendix: Risk Management
D.1	Machine Downtime
Ordinary machine downtime is directly linked to execution of the assembly machine cycle and is the responsibility of Mikron through the stated warranty period. This downtime is classified in three categories:
D.1.1	Feed systems blockage: Most of these stoppages are generated by feed systems that have relatively low inherent efficiency because of the feeder design and part characteristics.
D.1.2	Gray area – non conforming parts, assembled and then detected as non conforming: It is not always possible to determine whether the part was already non-conforming during feed system filling or if the part had been damaged by the machine and thus detected as non-conforming. This gray area is accepted as Mikron’s responsibility.
D.1.3	Reject parts caused by the system: This concerns parts damaged by the assembly system.
D.2	Unplanned Production Stoppage
These stoppages are random interruptions due to the two factors shown below and are the customer’s responsibility.
Non conforming parts: These are parts damaged during manufacture or shipment, for example, bent parts, molding defects, parts not de-burred, etc.
Staff, operators: These are short unplanned absences, interruptions due to insufficient staff or operator ability.
D.3	Planned Production Stoppage
These stoppages are interruptions with a fixed frequency as described below and are the responsibility of the customer.
Pauses: Meals and intermediate break periods.
Shift Changeover: Often synchronized with break periods.
Clean room procedures: Mainly cleaning equipment and safety procedures during batch changeover.
Re-certification: Recalibration or re-certification procedures according to a fixed schedule, determined by the customer, can significantly affect output.
Series or batch changeover: This procedure can result in a 1 to 20% variation in output, depending on the frequency of changeover and the method of changeover.
Periodic preventive maintenance: Preventive maintenance work executed in accordance with predetermined schedules.
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D.4	Definition Of Effective Output
The measurement of the Effective Output of the line is performed during a timed performance run of set duration in this case 6 hours. The timed performance run is performed with the machine running in a steady state condition that is time for emptying and filling of the line are not included in the measurement of the Effective Output.
The resulting Effective Output value must meet or exceed the contractual minimum Effective Output value listed in section 1.3 of this proposal.

Ng =	Gross number of good parts produced

Nnc =	Number of incomplete/reject parts not attributable to the machine (such as incoming non conforming components)

Tg =	Gross test run time

Tnc =	Stoppage time not attributable to the machine (such as incoming non conforming components or special events)

Effective Output (Good Parts / Min) = (Ng + Nnc)/ (Tg – Tnc)
D.5	Quality And Cleanliness Of Parts
Actual output will depend on the quality of the components to be assembled. They shall be clean, de-burred, degreased, undamaged, non magnetic and manufactured within the tolerances shown on the drawings.
Components submitted in bulk shall not contain foreign debris.
The output shown is based on present information. It will only be possible to confirm the actual output after testing samples.

Example
Mikron’s Responsibility

	Bad	Stop		Result of
	parts	time	Mikron goal	test runs
Measurable values during test-run (FAT, SAT)	% +	% =	%	%

Buffer influences between cells
No pallets at cell entry, or too many pallets at cell exit	N/A	5%	5%

Process dependent influences
Feeder system Disturbances	1%	6%	7%

Disturbances in process and test stations	1%	5%	6%

Component dependent influences
Non conforming parts assembled and then detected as non conforming (Grey Zone)	1%	1%	2%

			20%

Efficiency under Mikron’s responsibility			80%

Non-measurable values during test-runs (FAT, SAT)		time	assumption
Wear parts			0.50%

Planned maintenance			3%

Breakdown repair			1.50%
Customer Responsibility

	Bad	Stop	Mikron	Customer
	parts	time	assumption	goal
Measurable values during test-run (FAT, SAT)	% +	% =	%	%

Process dependent influences
customer supplied equipment	0%	0%	0%

Component dependent influences
Non conforming parts	1%	1%	2%

	Stop	Mikron	Customer
	time	assumption	goal
Non-measurable values during test run (FAT, SAT)	%	%	%
Organisational inefficiencies

Variant Changeover, Shift Changeover		1%
Planned Stops Breaks, training Periodical		1%
Qualifications Cleaning between batches		1%
Process or component independent
Non attentive operators (filling and stops) Insufficient training		0%

Unplanned unavailability of personnel or materials		0%

Overall Efficiency / Line Utilization
Goal	Assumed
??? %	70%
Overall Efficiency & Line Utilization Breakdown
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E	Appendix: Mikron Assistance Beyond Installation
Refer to section 4.3.
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F	Appendix: Project development description
Mikron is organized on a project team basis. Key personnel, such as the Project Manager, are assigned for the duration of the project and others are assigned as specialized resources are required throughout the various stages of the project. The Project Manager has complete responsibility for the management and direction of all phases of the project, including design, fabrication, assembly, test and supervision of both installation and start-up. The Project Manager’s authority provides you with a single point of contact for all communications with Mikron for the resolution of project issues.
The Mikron project team consists of the Project Manager, production engineers, quality engineers, automation technicians and mechanics who participate in the project when their special skills are required. At each important milestone throughout the project, a progress report is provided by our project team.
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F.1	Kick-off Meeting
Mikron project team introduction
Following award of the contract, Mikron personnel will attend a Kick-off Meeting at customer’s facility. The purpose of this meeting is to introduce the key individuals of the Mikron team to the key individuals of the customer’s team. In addition, the proposal is reviewed to discuss all pertinent aspects and to obtain common direction for project requirements. Following completion of this meeting, a detailed schedule of activities is finalized and issued.
F.2	Project reviews
Monitoring important project stages
The Mikron project team provides a progress report at each important stage of the project.
F.3	Preliminary Design Review
After the Project Kick-off Meeting, the members of the Mikron design team are assembled and the concepts of the proposed system are reviewed. These concepts are defined in the form of preliminary design drawings so that each member is aware of his or her individual responsibilities for overall project completion.
The preliminary designs are reviewed with customer, at Mikron’s facility to assure a complete understanding of the course of action to be taken with the project.
F.4	Final Design Review
The Final Design Review is conducted at the Mikron facility in Aurora, Colorado. A complete mechanical assembly drawing package is reviewed for approval of the overall design. The electrical and controls engineers also review the drawings of panels, schematics and the overall structure of the software. Following this review, the details of the system are released for fabrication and assembly.
Mikron openly invites customer to participate in all aspects of the engineering phase. Frequent visits and meetings to review concepts and progress enhance the overall design effort. All of such visits and meetings shall be coordinated with Mikron.
F.5	Certification tests
Testing and operating approval
When the final stage for tuning a machine is reached, a series of internal tests are carried out to verify compliance with specification requirements. These tests are based on documents jointly prepared with the customer:
•	Mechanical and software function tests;
•	Production throughput checks;
•	Checks on assembly performance.
These tests help prepare for the pre-acceptance stage.
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F.6	Pre-acceptance (FAT)
Operating and production test before shipping
The performance of the Assembly Line is demonstrated thoroughly at Mikron prior to shipment. The line is run for up to a 6-hour period (or a lesser period agreed between the customer and Mikron) to demonstrate that it can produce the required number of assemblies at the required output. Parts that do not meet the drawing requirements for tolerances are not counted against the actual number of acceptable assemblies during the acceptance testing. Any slow-down due to lack of operator performance is not counted when determining the line rate.
It is the responsibility of the customer to supply a sufficient quantity of parts and inert material for the testing and acceptance tests of the Assembly Line. A quantity of components will be agreed to following defined criteria of testing the machine at the Kick-off Meeting.
Component parts not received in the quantities or by the schedule specified may result in additional test and debug by Mikron at the customer’s facility prior to Final Acceptance Test. This additional cost is not included in the system price and will be invoiced at the time and material rates specified herein.
F.7	Final acceptance (SAT)
Operating and production test after installation
The performance of the Assembly System is demonstrated at the customer’s facilities prior to final acceptance. The line is run for up to a 6-hour period (or a lesser period agreed between the customer and Mikron) to demonstrate that it can produce the required number of assemblies at the required output. Parts that do not meet the drawing requirements for tolerances are not counted against the actual number of acceptable assemblies during the acceptance testing. Any slowdown due to operator performance is not counted when determining the line rate.
Note: After final acceptance, production assistance can be provided by a Mikron team to assist with your production start-up (please refer to the “Customer Service” section in this proposal for more information on this service).
F.8	Debriefing
Project review after production start-up
Approximately three (3) months after the Final Acceptance of the system, the Mikron project team conducts a final project review to verify the system performance. The project is then handed over to our After-Sales Services, which provides support thereafter.
Quotation D0409032

G	Appendix: Customer Parts Control
At various stages of the project, the customer is required to provide production parts and inert material for testing, station set-up and system run-off. The parts should be delivered to Mikron in accordance with the “Parts Delivery Schedule” of this proposal.
G.1	Parts tracking
Mikron will receive, classify, inventory and store all customer parts. In every step of the process, we comply with all confidentiality agreements.
G.2	Parts use and stock control
Stored parts are used for testing and checks on the production line. The next batches are delivered in accordance with the plan provided and they follow the same process, according to project requirements.
G.3	Parts disposal
When the project is completed, Mikron returns or directly disposes of any leftover parts. Disposal will comply with environmental standards and regulations. Costs for either option are charged to the customer and are not included in the proposal.
G.4	Confidentiality
Industry products and technologies often require a high degree of confidentiality. The following policies are in place to ensure the confidentiality of all projects.
G.5	General policy
We define, with our customer, the degree of confidentiality consistent with the project. The confidentiality guidelines must be clearly delineated so that no breaches of confidentiality negatively impact the customer.
Mikron ensures that the confidentiality requirements regarding protecting customer parts and restricting access of unauthorized people to the customer’s project are met.
Each project is internally coded to eliminate any direct reference to the product and the customer’s name.
Strict adherence to this policy ensures the customer’s confidentiality and our reputation in the industry.
We will comply with any confidentiality agreement entered into between Mikron and customer.
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H	Appendix: Training

H.1	Basic training
Training in the use and maintenance of the machine is provided in our facility in accordance with our standard program.
H.2	Target audience
Appropriate training for the customer’s staff will be provided as follows:
•	Staff without special qualification levels, who have a basic understanding of the machine’s operator interface, can take operator training.
•	Staff with technical training should take upkeep and maintenance training in order to understand the required mechanical, information technology and electric fundamentals.
H.3	Development and contents
Planned duration: Approximately 3 days
First day
•	Introduction to the Mikron group and company visit.

•	Main mechanical elements.
Second day
•	Controls and electrical elements.

•	Level 1 automation includes all necessary automation training to effectively run and maintain the machine.

•	Specific elements and feeding systems.
Third day
•	Specific elements and feeding systems.
•	After-sales service, spare parts list and preventive maintenance.
H.4	Additional training
Mikron provides additional training at an optional price. This optional training consists of 2 modules, “Level 2 automation” and “Level 3 automation” of 1 1/2 days each.
Target audience
The following training modules are intended for people trained in software programming.
Level 2 automation
•	Controls configuration (hardware and software);
•	Introduction to PLC programming language;
•	Use and parameter definition of commands (stations, alarms, options);
•	Elementary and advanced programming procedures;

•	PLC program study and analysis of machine-specific implementations.
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Level 3 automation
•	Declaration of PLC variables, features and procedures;
•	Implementation of an HMI interface and example study.
H.5	Costs and organization
Travel, accommodation and food costs are the responsibility of the customer. Mikron’s staff is available to assist you with hotel reservations.
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I	Appendix: Production assistance

I.1	Description
Mikron provides optional assistance services to facilitate the implementation of the new assembly systems into production. Mikron personnel accompany your operators and maintenance staff at your facility during the “ramp-up” production stage. Mikron’s personnel operate the system and further train your operators and maintenance staff to avoid downtime due to the unfamiliarity with the system. This service is provided on request and is quoted as an option.
“Made to measure” planning
During the production assistance stage, Mikron’s mechanics and automation specialists help your operators run the new system at your facility. Because our technicians have identified potential production problems during the tuning and testing stages, they are able to provide your staff with the additional insight to optimize the production of the system. The assignments are generally spread over the first 3 months of production in periods of one to several weeks, according to your needs.
Productivity gains
Mikron’s experience providing the production assistance services shows that productivity gains are important in the first months.
The following graph illustrates the average productivity gained with our production assistance services. This information is only for example purposes and is no guaranty of performance.
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J	Appendix: Customer Support

J.1	Hot-line
Our After-Sales Service has a telephone line available to meet your needs quickly. A special telephone number is reserved for your urgent calls 24-hours, 7-days a week throughout the year, including holidays.
Our U.S. service line number is 720-858-2100.
J.2	Remote maintenance
If under warranty or purchased additionally, our Software Department is set up to provide remote maintenance work. Machines delivered can be fitted with the required equipment to allow such work.
J.2.1	System implementation
To enable this remote access, Mikron installs a communications kit on each cell (modem card, specific program and RJ45 connector).
The customer specifies the following:
•	Type of connection available; digital or analog with RJ45 or RJ11 socket;
•	Telephone number reserved for remote maintenance;
•	Contact name for providing local support (training).
J.2.2	Possible types of intervention
Remote maintenance has two kinds of intervention; namely:
•	Remote fault tracking;
•	Program modification
A site visit may be required depending on the type of fault or modification. There is no guarantee that all problems can be solved by remote maintenance.
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K	Appendix: Documents

K.1	File No. 0 Transportation and installation instructions
One binder containing detailed instructions for transportation, unpacking and installation, sent separately at the time of delivery.
K.2	File No. 1 standard information (2 copies)
One binder containing standard information about the machine:
•	Safety
•	General instructions
•	Frame and guardings
•	Indexing system
•	Transport conveyors
•	Cames and rods
•	Pallets
•	Pick and place
•	NC units
•	Vertical units
•	Checking units
•	Rise and fall
•	Controls
•	NC controls
•	HMI
•	Pneumatics
•	Troubleshooting
•	Maintenance
•	Standard assembly drawings
K.3	File No. 2, specific information (3 copies)
•	Layout drawing
•	Wiring diagrams and special instructions, if they are different from the standard description
•	Compressed air diagrams and parts list
•	Mechanical cam and synchronization cam diagrams
•	Drawings of all special units
•	Detailed drawings of wear parts
•	Spare parts list
K.4	File No. 3, supplier documentation (2 copies)
One binder containing special device suppliers’ documents.
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K.5	File No. 4, automation documentation (1 copy)
•	One binder containing information relating to the machine command:
•	Listing of API/PLC program and operator’s control panel (customer part)
•	Diskette/CDROM with complete program
•	Alarm messages
•	Converter and special device listing
L	Appendix: Spare parts
Mikron works with your team to develop a recommended spare parts list of the basic stock during the final project review. This stock, when purchased by the customer, is sent directly to the customer after system delivery.
L.1	Delivery
To reorder basic stock or other parts, the following shipping schedule applies:

Part type	Shipping time

Standard parts	2 to 3 days

24 hours in emergencies

Standardized parts	2 to 3 days (for 80% of parts)

About 10 days (for other parts)

Project-specific parts	According to parts complexity
L.2	List
The spare parts list simplifies the ordering process.
•	Unit drawings specify location on machines
•	Description
•	Part number
•	Supplier’s name
•	Quantity
•	Minimum recommended quantity for customer’s stock
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M	Appendix: Mikron quality policy

M.1	ISO 9001 Certification
Mikron ISO 9001 Certification—December 8, 2001.
M.2	General principles
Quality is an integral part of Mikron’s company policy. It is based on three general principles:
•	Our quality shall achieve or exceed the standards specified by our customers and the market;

•	Quality is a means for lowering our costs;

•	Quality requirements apply both to ourselves and to our products.
Quality plan:
Our work is based on an internal quality plan comprising the following terms:
•	Quality assurance is the permanent concern of each worker in each department;

•	Each worker is personally responsible for quality in his or her department;

•	The worker spots and proposes each possibility for improvement;

•	Each worker is aware of the need to prevent any error at each production stage;

•	Our efforts are aimed at optimizing the quality of our product and service;

•	Special attention is paid to monitoring measures for reducing costs;

•	Quality assurance procedures are regularly updated and brought to the attention of all.
N	Appendix: Construction Standards
Our standards and validation department ensures that our plant and production procedures conform to the standards and directives for the lines of business in which we operate.
N.1	OSHA Standard
The Williams-Steiger Occupational Safety and Health Act of 1970 places responsibility for compliance with the Act in the use of the equipment with the customer. Mikron endeavors to design all systems in accordance with all OSHA requirements. Should you feel that additional modifications are necessary to make the system comply with state, local or corporate requirements, we will discuss them and quote such modifications as may be necessary.
N.2	Specific standards and rules
For developing and manufacturing its machines, Mikron complies with appropriate JIC and NEC standards and codes and good engineering practices.
Quotation D0409032

O	Appendix: Mikron’s Validation Package

O.1	Mikron Quality Management
Quality is an integral part of Mikron’s company policy. Therefore all of our assembly machines will be:
a)	Constructed based on tested/qualified/validated standard products (hardware and software)

b)	Validated according to our standard package when ordered by the customer
O.2	Validation Proposal
The application-specific qualification/validation effort by the customer can be significantly reduced by using Mikron’s validation package 2 (see figure 1). This validation package:
a)	Reduces customer resources

b)	Increases customer’s machine knowledge quickly

c)	Allows the start of production sooner
Mikron prepares the deliverables, which are reviewed and approved by the customer including Design Documents. The customer’s participation during testing is seen as useful.
Figure 1
Quotation D0409032

... for
Package
Validation deliverables	1	2	3

Project Quality Plan describes the validation deliverables and the interface between Mikron and the customer (including a list identifying roles and responsibilities for each technical and validation step)
	x	x	x

Traceability Matrix (URS ↔ FS ↔ DS ↔ test cases)		opt	x

User Requirements Preparation	opt	opt	opt

Functional Specification describes the functionality of the stations based on the customer’s URS (includes requirements resulting from the pFMEA).		x	x

Process Failure Mode and Effects Analysis (pFMEA) evaluates and documents the risk of potential failure modes during assembly process and recommends the actions necessary to reduce the risk.	x	x	x

List of Materials in contact with customers product	opt	x	x

Design Specification (DS) consists of:
• overall drawings for all stations	x	x	x
• Initial status of a Software Design Specification (Mikron internal design document containing information regarding cam-times, input/output, sensor lists etc. and providing electrician/technician for with correct assignment of the devices)
opt
• AS-BUILT status of Software Design Specification			opt

Factory Acceptance Test includes Installation Testing, Operational Testing and Performance Testing. The tests are performed, documented and evaluated by Mikron in Boudry/Denver and contains the following deliverables:

• Check of Safety Systems; test if safety system for guards, doors, lockout devices, compressed air and E-stop meets the requirements	x	x	x
• Check of General Implementation; test if equipment meets the installation and design package requirements		x	x
• Check of Input/Output Labels; 10% of Inputs/Outputs are checked for tag and for connection according to AS-BUILT drawings	x	x	x
• Software Installation Documentation documents the actual versions of software that are running on the machine and equipment	x	x	x
• Major Equipment List and Configuration Settings; documents the serial numbers of major equipment and their calibration status, and their settings, such as those of the feed systems, electrical cams, messages and alarms.
	x	x	x
• Source Code Review (performed by Mikron) — application-specific			opt
• Operational Testing; driven by the pFMEA and/or FS; limited to a maximum of 45 tests.	x	x	x
• Documented Line Performance Run (printout of the mini-statistics of each cell of the line, list summarizing the results of the FAT run with performance and reject rate, action list...)	x	x	x

Commissioning performed at customer site and includes:
• Site Acceptance Run (SAT)	x	x	x
• Repetition of some FAT Operational Tests. Based on a risk analysis and limited to a maximum of 15 tests		x	x
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O.3	Assumptions
a)	The Customer provides an approved URS to Mikron by the Kick-off meeting to avoid schedule delays. The customer provides a single-point of contact for validation matters by the Kick-off meeting.

b)	The URS meets the intent of the original proposal. After the original release of the URS, the paragraph numbering must stay the same (because of the effect on other documents). Revision history to be included in the URS.

c)	Process capability studies are completed by the customer and are not considered in the project schedule. The customer is responsible for development of process ranges, such as time, temperature, pressure, etc. to optimize the process performance.

d)	Performance of IQ, OQ and PQ is the customer’s responsibility following SAT completion. Therefore, on-site validation support during that phase has not been included but can be offered separately.

e)	As part of the IT tests, 10% of inputs and outputs are checked for tags and for connection according to the as-built drawings.

f)	The quotation has been based around a defined number of Operational Tests (OT) and includes up to five safety tests of the Base Machine during FAT. All other alarms and messages are listed.

g)	A risk-based approach was considered in determining the number of Operational Tests. For Level 1, the number of Operational Tests defined for this quotation is based on the number of check/test stations that are in the assembly process. For Level 2 or 3, the number of Operational Tests defined for this quotation is based on the number of check/test stations and the number of escapements and rotations.

h)	Only one variant has been considered for the stations.

i)	Special challenge parts (i.e. parts the machine should reject) will be supplied by the customer.

j)	The quotation includes one review of the pFMEA with the customer at Mikron for the duration of 1 day per module.
Quotation D0409032

k)	For validation level 2 or 3, a risk analysis for moving the machine to the customer’s facility will be completed, including risks of shipping, packaging, and disconnecting sensors. This risk analysis of the machine’s shipment to the customer’s site defines which FAT tests should be repeated during SAT (it determines the contents of the SAT Protocol).

l)	As the quality acceptance criteria of the final assembly integrity are defined by the customer, time and costs for product quality sampling at the FAT and SAT stages is the customer’s responsibility and are not considered in the project schedule.

m)	For qualification of sub-systems (such as feeding systems), only the safety features (i.e. guards, doors and E-stop) and critical functions are included in the quotation (as defined by the pFMEA). The customer receives sub-supplier documentation specific to the systems.

n)	Mikron’s standard English validation templates will be used with Mikron’s standard level of detail. Sample documentation available upon request.

o)	The customer will receive the signed originals and test execution documentation.

p)	Standard Base Machine qualification documentation is Mikron confidential and is not distributed to customers, except for the HMI User Manual. Customers are welcome to review the documentation at the Mikron facility.

q)	The application-specific Source Code Review is performed internally by Mikron.

r)	Additional validation documentation, testing, translations, or activities that are outside the scope of the assumptions listed above can be provided. The changes to the scope could impact the project cost and delivery schedule.
Quotation D0409032

User Requirement Specification
RTFS Barrel Sub-Assembly
E001-01
REVISION HISTORY

Rev.	DCO #	Description	Approved by:	Date

00.A		Initial Release	David P. Watson	30-Apr-2009
UNILIFE, LTD. CONFIDENTIAL. THIS DOCUMENT CONTAINS INFORMATION THAT IS THE CONFIDENTIAL AND PROPRIETARY OF UNILIFE, LTD. NEITHER THIS DOCUMENT NOR THE INFORMATION THEREIN MAY BE REPRODUCED, USED OR DISCLOSED TO OR FOR THE BENEFIT OF ANY THIRD PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF UNILIFE, LTD.

User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 2 of 11 DCO: Revision 00.A
1.0	OVERVIEW
1.1	SCOPE

This document contains the Unilife general requirements for a high volume automated assembly line for the RTFS Barrel Sub-Assembly (BSA). The RTFS BSA assembly line, from here on called the machine, will feed components and assemble the BSA. The machine will be located in an ISO class 8 cleanroom (USP 6.5) for the process steps before washing and ISO class 7 cleanroom (USP 5.5) after washing.

1.2	BOM
1.2.1	The Barrel Sub-Assembly RTFS consists of the following components

Components	Drawing Number	Rev
BARREL RTFS	UTP7108-1	B
NEEDLE RETAINER RTFS	UTP7108-16	D
EJECTOR RING RTFS — LONG	UTP7108-33	B
NEEDLE MOUNT SUB ASSEMBLY RTFS	UTP7108-15	D
NEEDLE SEAL RTFS	UTP7108-17	B
RELEASE RING RTFS	UTP7108-24	B
NEEDLE SHIELD RTFS	UTP7108-8	N/A
1.2.2	The Barrel Sub-Assembly RTFS consists of the following materials

Materials	Part Number

LOCTITE 3924 ADHESIVE	TBD
SILICONE LUBRICANT NEEDLE	TBD
SILICONE LUBRICANT BARREL	TBD
SILICONE LUBRICANT BARREL SUB	TBD
ASSEMBLY
1.2.3	Barrel Sub-Assembly RTFS

Assembly	Drawing Number	Rev

BARREL SUB ASSEMBLY RTFS (BSA)	UTP7108-30	B

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 3 of 11 DCO: Revision 00.A
1.2.4	Exploded view of BSA

ITEM NO.	PART NUMBER	DESCRIPTION	QTY.
1	UTP7108-1	BARREL RTFS	1
2	UTP7108-16	NEEDLE RETAINER RTFS	1
3	UTP7108-18	EJECTOR RING RTFS	1
4	UTP7108-15	NEEDLE MOUNT SUB ASSEMBLY RTFS	1
5	UTP7108-17	NEEDLE SEAL RTFS	1
6	UTP7108-24	RELEASE RING RTFS	1
7	UTP7108-8	NEEDLE SHIELD RTFS	1
8	TBA	LOCTITE 3924 ADHESIVE	2 PLACES
9	TBA	SILICONE LUBRICANT	1 PLACE

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 4 of 11 DCO: Revision 00.A
2.0	SPECIFICATIONS
2.1	GENERAL SPECIFICATIONS
2.1.1	The machine must be designed to operate in an ISO class 7 cleanroom (USP 5.5) and ISO class 8 (USP 6.5) as specified in the process flow (Appendix A).

2.1.2	The materials used for construction of the machines must be in compliance with Food and Drug Administration’s (FDA) guidelines for current Good Manufacturing Practices.

2.1.3	All the surfaces that contact component, in-process materials, or drug products must not be reactive, additive, or absorptive so as to adversely affect product quality per 21CFR Section 211.65, Equipment construction. Likewise, should meet EU Pharma and be ADI free.

2.1.4	The machine must be constructed in accordance with CE-Marking Machine Building Standards for construction and Safety.

2.1.5	Chassis and all metal structures should be uncoated stainless steel.

2.1.6	Safety guards should be made of safety glass.
2.2	SAFETY SPECIFICATIONS
2.2.1	The machine must be safe to operate.

2.2.2	The machine must be quiet during normal operation.

2.2.3	The machine shall cause no damage or contamination to the component or the sub-assembly component during feeding, assembly, processing or inspection.

2.2.4	The machine must have emergency-power-off buttons that remove power and hazardous potential energy. The machine must not restart automatically after an emergency-power-off button is activated.

2.2.5	The machine must not restart automatically after power is lost to the system. Upon restart all components loaded into the nests of the machine will be considered reject.

2.2.6	The machine must have aural indication that is audible over all normal plant noise.

2.2.7	The machine must have aural and visual indication of any serious fault condition.

2.2.8	It must only be possible to cancel the aural alarm. The visual alarm must stay visual until the fault is corrected.

2.2.9	Access to software programs must have a structured password entry.

2.2.10	All software media must be locked, with key availability to authorized persons only.
2.3	PERFORMANCE SPECIFICATIONS
2.3.1	The machine must assemble the Barrel Subassembly to meet functional requirements. (Suggested process sequence shown in Appendix A)

2.3.2	The machine must produce at a minimum rate of 300 Barrel Subassemblies per minute that meet all specifications.

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 5 of 11 DCO: Revision 00.A
2.3.3	The machine should verify all process steps were performed correctly.

2.3.4	The machine must have an efficiency of 95% or greater, measured as shown in Appendix B.

2.3.5	The machine must have an availability of 95% or greater due to unplanned downtime.

2.3.6	The machine should not reject components that are within specifications or accept components that are not within specifications.

2.3.7	The machine should not reject Barrel Subassemblies that are within specification, or accept Barrel Subassemblies that are out of specification.

2.3.8	The machine must operate with a Groninger machine that will perform the process steps of wash with WFI, dry, and siliconize the glass barrel per process flow in Appendix A.

2.3.9	The machine should verify functionality where possible. For example: Needle opening is not obstructed, glass is free of visible defects in the critical areas, etc...
2.4	DATA COLLECTION SPECIFICATIONS
2.4.1	The machine must collect and report data that allows for fast diagnosis of all machine errors.

2.4.2	The machine must collect and report data that allows continuous improvement of key performance metrics such as throughput, yield, scrap, efficiency and utilization.

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 6 of 11 DCO: Revision 00.A
APPENDIX A: PROCESS STEPS
Process Steps: The process steps are listed below. The process sequence is based on preliminary prototype assembly performed by Unilife. The supplier can recommend an alternate process flow, but the changes to the process flow must be approved by Unilife in writing.
NOTE: Prototypes have been assembled as follows... (i) The release ring is set on the bottom of a post/ fixture (ii) The needle retainer is set on the top of the post/ fixture. (iii) The proximal end of the glass barrel is inserted over the distal end of the post and seated into the release ring. (iv) The distance between the needle retainer and the release ring is maintained by the post/fixture and is independent of the glass tolerances in the axial dimension.

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 7 of 11 DCO: Revision 00.A
NOTE: The Washing system will be purchased by Unilife and integrated by the Assembly Supplier. The washing system will be purchased from Groninger. NOTE: The system to lubricate the Glass Barrel may be purchased by Unilife and will be integrated by the Assembly Supplier. The supplier should propose options for this process step.

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 8 of 11 DCO: Revision 00.A

B
Wash Needle Mount with WFI and Dry
Needle Mount (UTP7108-15)
Assemble components into Barrel per UTP7108-30 (see NOTE)
Ejector Ring (UTP7108-33)
Needle Seal (UTP7108-17)
Secondary Barrel Lubrication (possible requirement)
Silicone Lubricant Barrel Sub Assembly
Lubricate Needle
Silicone Lubricant Needle
Assemble Needle Shield per UTP7108-30
Needle Shield (UTP7108-8)
C

NOTE: Needle mount must be washed with WFI because it is part of the drug container. Current design and assembly process requires washing before assembly of the needle mount, ejector ring, and needle seal into the barrel because the barrel must be siliconized prior to sliding the needle seal from the proximal to the distal end of the barrel. Alternative would be to assemble without siliconizing, and then wash the assembly, then siliconize. NOTE: Prototypes have been assembled as follows... (i) Need seal is set on a post/fixture (ii) Needle mount is threaded through ejector ring (iii) Needle mount (with ejector ring) is inserted into the needle seal. (iv) Ejector ring is pushed into final position on the needle mount (v) The proximal end of the glass barrel (with glued release ring and needle retainer) is inserted over the distal end of the needle and lowered until the needle mount is located in the needle retainer.

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 9 of 11 DCO: Revision 00.A

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 10 of 11 DCO: Revision 00.A
APPENDIX B: MACHINE PERFORMANCE CALCULATIONS
Machine Efficiency (nmach) is the rate of good parts produced divided by the theoretical rate of the machine. The machine efficiency should be greater than or equal to 95% over and calculated as follows:

nmach	=	Ractual
Rtheory
Where Ractual is the actual rate of the machine. Ractual is adjusted for defective components and other non-machine attributable defects as follows:

Ractual	=	Ngood - Ncompdefect
ttotal - tcompdefect
Ngood is the number of good assemblies produced during the test run.
Ncompdefect is the number of defective or incomplete assemblies produced during the test run that are not attributable to the machine (e.g. defective components or operator error).
ttotal is the time period of the test (e.g. 8 hours)
tcompdefect is the time lost producing Ncompdefect defective assemblies and other time lost that is not attributable to the machine (e.g. operator error).
Rtheory is the advertised rate of the machine (e.g. 300 assemblies per minute)
Machine Availability is percentage of time that the machine is available to produce product. Machine availability should typically be greater than or equal to 95%.

Mean-Time-To-Repair (MTTR) is the average time it takes to repair unplanned machine down conditions. Typically MTTR for this line should be less than 1 hours.

Preventative Maintenance Overhead (PMO) is the number of hours per 100 production hours that a machine is down for planned maintenance. Typically PMO for this line should be less than or equal to 5 hours per 100 hours of production time.

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User Requirement Specification RTFS Barrel Sub-Assembly E001-01	Page 11 of 11 DCO: Revision 00.A
APPENDIX C: GLASS BARREL ASSEMBLY PACKAGING
The method for packaging existing pre-filled Barrel Sub Assemblies is outlined below (ref Bunde Glas Part number #8220711). A Unilife requirement is to handle the RTFS GBA in the same manner.

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